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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HEELYS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3200 Belmeade Drive, Ste 100
Carrollton, TX 75006
www.heelys.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2010

To the Stockholders of Heelys, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Heelys, Inc. will be held on Thursday, May 20, 2010 at 10:00 a.m. Central Daylight Saving Time at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas 75001, for the following purposes:

  1.
  To elect eight directors to hold office until the 2011 annual meeting of stockholders.

  2.
  To ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

  3.
  To approve an amendment and restatement of our 2006 Stock Incentive Plan.

  4.
  To take action on any other business that may properly come before the meeting and any adjournment or postponement thereof.

        Only stockholders who owned our common stock at the close of business on April 15, 2010 can vote at this meeting or any adjournment or postponement that may take place.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. If you later desire to revoke your proxy for any reason, you may do so in the manner provided in the attached proxy statement. Your stock will be voted in accordance with the instructions you have given. You will find more instructions on how to vote in the attached proxy statement.

By order of the Board of Directors,
Barbara A. Nagy Corporate Secretary
Carrollton, Texas April 23, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be Held on May 20, 2010:

This Notice of Annual Meeting, Proxy Statement and the accompanying Annual Report to Stockholders are available on our website at http://investors.heelys.com.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is furnished in connection with the solicitation of proxies from the holders of shares of voting common stock of Heelys, Inc. to be voted at our 2010 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 20, 2010, at 10:00 a.m. Central Daylight Saving Time, at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas 75001.

        The enclosed proxy is solicited by the Board of Directors of the Company (the "Board"). These proxy materials have been prepared by our management for our Board. This Proxy Statement, the proxy card, and our Annual Report were first mailed to stockholders entitled to vote at the meeting on or about April 23, 2010.

        The mailing address of our principal executive office is 3200 Belmeade Drive, Ste 100, Carrollton, Texas 75006.

        The terms "we," "our," "us," "Heelys" or the "Company" refer to Heelys, Inc. and its subsidiaries.

 GENERAL INFORMATION

What is the purpose of the meeting?

        At our Annual Meeting, stockholders will act on the matters disclosed in the Notice of Annual Meeting of Stockholders that preceded this Proxy Statement. There are three proposals scheduled to be voted on at the meeting:

  •
  Elect eight directors;

  •
  Ratify the appointment of Grant Thornton LLP to serve as Heelys' independent registered public accounting firm; and

  •
  Approve an amendment and restatement of our 2006 Stock Incentive Plan.

        We will also consider any other business that may be properly presented at the meeting and respond to questions from stockholders.

        The Board of Directors of Heelys is asking you to vote on the proposed items of business. This Proxy Statement and form of proxy, along with our Annual Report, are first being sent to stockholders on or about April 23, 2010.

How does the Board recommend that I vote?

        The Board of Directors recommends a vote:

  •
  FOR all of the nominees for director;

  •
  FOR the ratification of the appointment of Grant Thornton LLP to serve as Heelys' independent registered public accounting firm for the fiscal year ended December 31, 2010; and

  •
  FOR the proposed amendment and restatement of our 2006 Stock Incentive Plan.

Who is entitled to vote at the meeting?

        The Board has set April 15, 2010 as the record date for the meeting. If you were a stockholder of record at the close of business on April 15, 2010, you are entitled to vote at the meeting. You have one vote for each share of common stock you held on the record date.

        As of the record date, 27,571,052 shares of Heelys common stock were outstanding. Heelys does not have any other class of capital stock outstanding.

How many shares must be present to hold the meeting?

        A quorum is necessary to hold the meeting and conduct business. The presence, either in person or represented by proxy, of stockholders who can direct the vote (with respect to the election of directors) of at least a majority of the outstanding shares of common stock as of the record date is considered a quorum. A stockholder is counted present at the meeting if:

  •
  the stockholder is present and votes in person at the meeting; or

  •
  the stockholder has properly submitted a proxy.

        Shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote and does not have discretionary authority to vote (i.e., broker non-votes) and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld, will be counted for purposes of establishing a quorum.

        If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

What is the difference between a stockholder of record and a "street name" holder?

        If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are still considered the beneficial owner of the shares, but your shares are held in "street name."

How do I vote my shares?

        If you are a stockholder of record, you can vote your shares without having to attend the meeting by providing a proxy. This can be done by mailing your signed proxy card to us before the meeting. You may also vote in person at the meeting.

        If you hold your shares in street name, you must vote your shares following the procedures indicated to you by your broker or nominee on the enclosed voting instruction card.

What if multiple stockholders have the same address?

        If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as "householding," and is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, he or she may send a request to our Corporate Secretary or by calling toll free at 866-433-5464.

What does it mean if I receive more than one proxy card?

        It means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card you receive. If you wish to consolidate your accounts, please contact our stock transfer agent, American Stock Transfer & Trust Company, LLC, 6201 - 15th Avenue, Brooklyn, New York 11219 or by telephone at either 718-921-8200 or toll-free at 800-937-5449.

        In addition to a proxy card, you may also receive a "voting instructions" card which looks very similar to a proxy card. Voting instructions are prepared by brokers, banks or other nominees for stockholders who hold shares in street name.

Can I vote my shares in person at the meeting?

        Yes. If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, even if you currently plan to attend the meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide not to attend the meeting.

        If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote such shares at the meeting.

What vote is required to elect directors?

        Directors are elected by a plurality of votes cast. This means that the eight nominees receiving the highest number of "FOR" votes from our shares entitled to vote, present in person or represented by proxy, will be elected, provided that a quorum is present at the meeting.

What vote is required on proposals other than the election of directors?

        With respect to each item of business to be voted on at the meeting, other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting that are entitled to vote with respect to that item is required for the approval of the item.

What are broker non-votes?

        If your shares are held by a broker, the broker may require your instructions in order to vote your shares. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. If the proposal is considered "routine," the broker may vote your shares in its discretion. For other proposals, the broker may not vote your shares without your instructions. When that happens, it is called a "broker non-vote."

        Broker non-votes and other non-voted shares will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and thus will have no effect on the outcome of such matter.

        The ratification of appointment of independent registered public accounting firm (Item 2) is considered "routine" under the applicable rules and therefore the broker may vote your shares in its discretion if no instructions are provided.

        The election of directors (Item 1) and the approval of an amendment and restatement of our 2006 Stock Incentive Plan (Item 3) are not considered "routine" and therefore may not be voted by your broker without instruction.

How are votes counted?

        Stockholders may either vote "FOR" or "WITHHOLD" authority to vote for the nominees for the Board of Directors. Stockholders may also vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals.

        If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum.

        If you ABSTAIN from voting on the proposals, your abstention has the same effect as a vote against those proposals. If you WITHHOLD authority to vote for one or more of the directors, this has the same effect as a vote against the director or directors for which you WITHHOLD your authority.

        If you hold your shares in street name and do not provide voting instructions to your broker, they will be counted as present at the meeting for the purpose of determining a quorum. Your broker may vote your shares on Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm in its discretion if you do not provide voting instructions because this matter is considered "routine" under the applicable rules. Item 1: Election of Directors and Item 3: Approval of an Amendment and Restatement of our 2006 Stock Incentive Plan, are not considered "routine" and therefore may not be voted by your broker without instruction.

What if I do not specify how I want my shares voted?

        If you do not specify on your returned proxy card how you want to vote your shares, the proxies will vote them as recommended by our Board:

  •
  FOR the election of all of the nominees for director;

  •
  FOR the ratification of the appointment of Grant Thornton LLP to serve as Heelys' independent registered public accounting firm for the fiscal year ended December 31, 2010; and

  •
  FOR the proposed amendment and restatement of our 2006 Stock Incentive Plan.

Can I change my vote?

        Yes. You may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

  •
  by delivering a written notice of revocation to Heelys' Corporate Secretary;

  •
  by submitting another properly signed proxy card at a later date to our Corporate Secretary; or

  •
  by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Who pays the cost of proxy preparation and solicitation?

        The Company pays for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners.

        We are soliciting proxies by mail. In addition, proxies may be solicited personally by some of our directors, officers and regular employees. These individuals receive no additional compensation beyond their regular salaries for these services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ITEM 1:    ELECTION OF DIRECTORS

        Our stockholders are being asked to elect eight directors for the ensuing year or until the election and qualification of their respective successors. Directors are elected at each annual meeting of stockholders and hold office until their successors are duly elected and qualified at the next annual meeting of stockholders. Our Amended and Restated By-Laws ("By-Laws") provide that our Board will consist of not less than one, and not more than eight, members, with the exact number of directors determined by our Board. Our Board has set the number of directors at eight.

        Under our By-Laws, each of our directors holds office for one-year terms or until his successor has been elected and qualified or until his earlier death, resignation, disqualification or removal. Directors need not be stockholders.

        The Board believes the combined business and professional experience of the Company's directors make them a useful resource to management and qualify them for service as a director. Most of the Company's directors have served on the Board for a significant period of time. During their tenures, these directors have gained considerable knowledge about the Company and its operations. Continuity of service and the development of knowledge help make the Board more efficient and effective at developing long-range plans. The Board seeks directors who it believes can make significant contributions to the Board and the Company, based upon, among others, business and financial experience, business contacts, relationship skills, knowledge of the Company and its competitors, and diversity in experiences, perspectives and skills that are most appropriate to meet the Company's needs.

Nominees for Election

        Capital Southwest Venture Corporation ("CSVC") has the right to designate two nominees for director to be included in management's slate of director nominees, so long as it owns at least 15% of the outstanding shares of our common stock, and one such nominee so long as it owns at least 10%, but less than 15%. CSVC has designated Messrs. Martin and Peterson, both of whom are currently directors, as its designees for nomination to our Board.

        Each of the eight individuals listed has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

        The following persons have been nominated by our Board to be elected to serve on the Board at the 2010 Annual Meeting of Stockholders. All of the nominees are current directors. The following information is as of April 15, 2010.

Jerry R. Edwards
Age 63
Director
Committees: Audit

        Mr. Edwards has served as one of our directors since March 12, 2008. Mr. Edwards has been CEO and Managing Director of Great Circle Ventures Holdings, LLC ("GCVH") since 2008, which is a private investment company formed by Mr. Edwards to acquire and operate Tail Activewear, Inc., which is a leading Women's golf and tennis apparel company that distributes through pro shops and specialty retailers. Since 2005, Mr. Edwards has been Managing Director of Great Circle Ventures, LLC, which is a private investment firm and leading investor in GCVH. From 1998 until 2006, Mr. Edwards served as the Chief Executive Officer, President and acting Chairman of the Board of DASHAMERICA, Inc., doing business as Pearl Izumi USA, a leading brand of hi-tech, performance apparel and footwear for cycling, running, fitness and other active outdoor sports. In July 2005, Pearl Izumi USA was sold to Nautilus, Inc. (NYSE: NLS) at which time Mr. Edwards was appointed Vice President and President of the Nautilus Apparel and Footwear Division. From 1996 until 1998, Mr. Edwards served as Chief Operating Officer and President of Rodeer Systems, Inc., a transcription services business. Prior to that Mr. Edwards served as an executive of Lee Apparel Company, a division of VF Corporation, and Sales Technologies, Inc., a provider of field sales automation software and services, and in various capacities at Blue Bell, Inc., an apparel company. Mr. Edwards is a director and member of the compensation committee of ChartLogic, Inc. Mr. Edwards received a Bachelor of Science from East Carolina University, completed the USAF Meteorology Officer Program at Texas A&M University and received a Master of Science in systems management from the University of Southern California.

        Mr. Edwards has over 25 years of experience managing high performing apparel and information technology operations. His extensive experience in the apparel industry, as well as his executive experience, is a valuable resource to our Board.

Patrick F. Hamner
Age 54
Director

        Mr. Hamner has served as one of our directors since May 2000 and was our Chairman of the Board until August 21, 2007. Mr. Hamner became a full-time employee of our company in May 2006 and was one of our Senior Vice Presidents until May 1, 2008. Mr. Hamner continues to provide our company consulting services. Since January 2009, Mr. Hamner has served as a Managing Director of Valesco Industries, a Dallas, TX based private equity firm which is sponsoring the formation of Valesco Commerce Street Capital, L.P., a private equity fund. Prior to May 2006, Mr. Hamner was a Senior Vice President of Capital Southwest Corporation, a publicly traded business development company, and its SBIC subsidiary Capital Southwest Venture Corporation, a firm he served with for 24 years. From July 1998 to July 2007, Mr. Hamner served on the board of directors of Blue Magic, Inc., Jet-Lube, Inc., The RectorSeal Corporation and The Whitmore Manufacturing Company, all of which are chemical or lubricant manufacturing companies and are wholly owned by Capital Southwest Corporation. From October 2001 to October 2002, Mr. Hamner served as Chairman of the National Association of Small Business Investment Companies. Mr. Hamner received a Bachelor of Science in Mechanical Engineering, cum laude, from Southern Methodist University and a Master of Business Administration from The University of Texas at Austin.

        Mr. Hamner served as our founding Chairman of the Board for seven years and was instrumental in financing the startup of our business, recruiting management and setting strategic direction. As Chairman, Mr. Hamner was also involved with acquisition activities, financing our growth and developing our corporate governance. Mr. Hamner has over 28 years of private equity, business start-up and development experience. Mr. Hamner's service as one of our directors since 2000 and his service as our Senior Vice President provide our Board with an in-depth source of knowledge regarding our historical strategies, operations, management team and governance issues.

Thomas C. Hansen
Age 53
Chief Executive Officer
Director

        Mr. Hansen has served as one of our directors since September 24, 2009. Mr. Hansen has served as our Chief Executive Officer since August 1, 2009. Mr. Hansen joined Heelys after more than 30 years in advertising and marketing. From October 2005 to July 2009, Mr. Hansen served as President of TM Advertising and was its Chief Marketing Officer from September 2004 to October 2005. From November 2002 to September 2004, Mr. Hansen served as the President, Chief Executive

Officer and a Founding Partner of Gigasphere Group of Companies, a Dallas-based broadband-content delivery service. Mr. Hansen received a Bachelor of Science from the University of Kansas.

        Mr. Hansen's 30+ years of experience creating well known advertising and strategic product positioning for clients ranging from Hallmark and McDonald's to Miller Brewing Company, and his experience both building and restoring operations to their potential is a valuable resource to our Board. Mr. Hansen's current position with us as Chief Executive Officer provides our Board with an in-depth source of knowledge regarding our current operations and management team.

Samuel B. Ligon
Age 70
Director
Chairman Audit Committee
Committees: Audit, Compensation

        Mr. Ligon has served as one of our directors since June 2000. Mr. Ligon served as Chairman of the Board of Jokari/US, Inc., a consumer products company, from 1975 through July 2006, and served as Chairman of the Board and CEO of Smith Abrasives, Inc., a consumer products company from 1993 through July 2007. Mr. Ligon has served since September 2003 as a director and since July 2005 as a member of the audit committee of the board of directors of Capital Southwest Corporation. Since July 2008, Mr. Ligon has served as chairman of the audit committee and a member of the compensation committee of Capital Southwest Corporation. Mr. Ligon has a Bachelor of Science from Auburn University and a Master of Business Administration from Harvard Business School.

        Mr. Ligon's 32+ years of experience with various consumer product companies, and his long-term involvement with us as a director, contributes an in-depth knowledge of our operations and a sense of strategic continuity to our Board.

Gary L. Martin
Age 63
Chairman of the Board
Chairman Compensation Committee
Committees: Compensation

        Mr. Martin has served as one of our directors and Chairman of the Board since August 21, 2007. Mr. Martin is President and Chief Executive Officer of Capital Southwest Corporation. Mr. Martin, who has been associated with Capital Southwest Corporation or its subsidiaries since 1972, has served on its board since 1988 and was named President and CEO in July 2007 and Chairman in July 2008. Previously, he was CEO of The Whitmore Manufacturing Company of Rockwall, Texas, a producer of industrial lubricants and a key portfolio company of Capital Southwest Corporation. Mr. Martin is a director of Capital Southwest Corporation and serves on the board of several of Capital Southwest Corporation's portfolio companies including Alamo Group Inc., a manufacturer, distributer and servicer of equipment for right-of-way maintenance and agriculture (NYSE: ALG) where he serves on the compensation committee. He earned a Bachelor of Business in finance and accounting from the University of Oklahoma. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock.

        Mr. Martin's 38+ years of management experience across a broad range of industries is a valuable resource to our Board.

N. Roderick McGeachy, III
Age 41
Director
Committees: Audit, Compensation

        Mr. McGeachy has served as one of our directors since November 11, 2009. Mr. McGeachy has been President and Chief Executive Officer (October 2008), director (December 2008) and Chairman of the Board (May 2009) of Tandy Brands Accessories, Inc., a designer and marketer of branded accessories (NASDAQ: TBAC). From May 2006 to September 2008, Mr. McGeachy was the Vice President of Strategy & Business Development for the Jeanswear Americas coalition of VF Corporation, a worldwide branded lifestyle apparel and related products company (NYSE: VFC). From May 2005 to April 2006, Mr. McGeachy served as the Director, Corporate Strategy for VF Corporation and from January 1999 to April 2005, he served in senior marketing, strategy and general management roles for Russell Corporation, an athletic and sporting goods company, which was acquired by Berkshire Hathaway in 2005. Mr. McGeachy was a Morehead-Cain Scholar at the University of North Carolina and earned an MBA from Harvard University.

        Mr. McGeachy's extensive functional and industry experience in the retail industry, sporting goods and equipment, new product development and innovation, marketing and brand building provides our Board with insight into important issues the Company faces.

Ralph T. Parks
Age 64
Director
Committees: Compensation

        Mr. Parks has served as one of our directors since January 30, 2008 and served as our Interim Chief Executive Officer from February 1, 2008 until May 20, 2008. Mr. Parks has been involved in the footwear industry since 1965 in various capacities, including sales, management and consulting. Mr. Parks retired in 1999 after a 34-year career in the retail industry, including eight years as Chief Executive Officer of Footaction USA, an athletic footwear and apparel retailer and was inducted into the Sporting Goods Industry Hall of Fame in May 2000. Since 2002, he has served as President of RT Parks, Inc., a retailer of New Balance® footwear and apparel. Since 2002, Mr. Parks has also served on the board of directors of Hibbett Sports, Inc. (NASDAQ: HIBB), an operator of sporting goods stores. Mr. Parks is on the audit committee and serves as chairman of the compensation committee of the board of directors of Hibbett Sports, Inc. Mr. Parks has served on the board of directors of Kirklands, Inc. (NASDAQ: KIRK), a retailer of home décor items, since 2005 and currently serves on the audit committee and is the chairman of the governance committee. Mr. Parks attended Southern State College in Arkansas (now Southern Arkansas University).

        Mr. Parks' 34+ years experience in the retail industry, his service as our Interim Chief Executive Officer, as well as his service as Chief Executive Officer of Footaction USA, provides our Board of Directors with in-depth insight into the retail and footwear industry.

Jeffrey G. Peterson
Age 36
Director

        Mr. Peterson has served as one of our directors since May 31, 2007. Mr. Peterson is Chief Executive Officer and President, and a member of the board of directors, of The Whitmore Manufacturing Company of Rockwall, Texas, a producer of industrial lubricants. The Whitmore Manufacturing Company is wholly-owned by Capital Southwest Corporation, where Mr. Peterson has served as a Vice President and an executive officer since 2005 and as a staff member since 2001. Mr. Peterson serves or has served on the board of directors of several of Capital Southwest

Corporation's portfolio companies including Balco, Inc., Blue Magic, Inc., BOXX Technologies, Inc., Media Recovery, Inc., PalletOne, Inc., Wellogix, Inc., PharmaFab, Inc., The RectorSeal Corporation, Jet-Lube, Inc. and Smoke Guard Corporation. Prior to joining Capital Southwest Corporation, he was an investment banker advising clients in connection with mergers, acquisitions and dispositions, leveraged buyouts and capital-raising activities with Scott & Stringfellow, Inc. He launched his professional career at Banc One Corporation where he helped underwrite commercial banking facilities as a Credit Analyst. He received a Master of Business Administration with distinction from the Johnson Graduate School of Management at Cornell University and a Bachelor of Business Administration from the University of Texas at Austin. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock.

        Mr. Peterson's banking and management experience is a valuable resource to our Board.

The Board of Directors recommends that you vote "FOR" the election of each nominee named above.

ITEM 2:    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee is directly responsible for the appointment, termination, compensation and replacement of Heelys' independent registered public accounting firm. Our Board dismissed Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm on June 22, 2009. The dismissal of Deloitte was approved and recommended by the Audit Committee of our Board. The decision to dismiss Deloitte was based primarily on cost considerations. Deloitte's reports on the consolidated financial statements of the Company for the two fiscal years ended December 31, 2007 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of the Company's consolidated financial statements for each of the fiscal years ended December 31, 2007 and 2008, and in the subsequent interim period through June 22, 2009, which was the date of dismissal of Deloitte, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in its report.

        The Company previously provided a copy of the foregoing disclosures to Deloitte and requested that Deloitte furnish it with a letter addressed to the Commission stating whether or not Deloitte agreed with the above statements. A copy of the letter from Deloitte furnished in response to that request, dated June 26, 2009, was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the Commission on June 26, 2009.

        The Company engaged Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009 to replace Deloitte. The engagement of Grant Thornton was effective as of June 30, 2009.

        During the Company's two fiscal years prior to the engagement of Grant Thornton, and in the subsequent interim period though June 30, 2009, neither the Company nor anyone on its behalf consulted with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and Grant Thornton did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

        We are not required to submit this appointment to the stockholders for ratification, but the Board believes it is desirable as a matter of good corporate governance practice. If our stockholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain Grant Thornton LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change is in the best interests of the Company and its stockholders.

        The Company expects that representatives of Grant Thornton will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote "FOR" the ratification of the appointment of Grant Thornton LLP as Heelys' independent registered public accounting firm.

ITEM 3:    APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2006 STOCK INCENTIVE PLAN

        On April 15, 2010, our Board approved an amendment and restatement of our 2006 Stock Incentive Plan (the "2006 Plan"), subject to stockholder approval, to provide for restricted stock unit awards in addition to stock options. The amendment and restatement of the 2006 Plan will be effective on May 20, 2010. The amendment and restatement of the 2006 Plan did not increase or decrease the number of shares of common stock available for issuance under the 2006 Plan.

        Our Board adopted, and our stockholders approved, our 2006 Plan on June 23, 2006. Our Board continues to believe that equity compensation awards are an important part of our overall compensation program. Our Board believes that, in addition to stock options, restricted stock unit awards are necessary to attract and retain qualified officers, employees, consultants and directors.

  Description of the 2006 Plan

        A description of the provisions of the 2006 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2006 Plan (see Appendix A).

        The material terms of the 2006 Plan include the following:

  •
  Units under restricted stock unit awards are subject to restrictions on transfer by the grantee and an obligation to forfeit and surrender the units to the Company under certain circumstances.

  •
  The exercise price of non-qualified stock options and incentive stock options must be at least 100% of the fair market value of the common stock on the date of grant and, in the case of incentive stock options granted to holders of more than 10% of our voting power, not less than 110% of such fair market value.

  •
  The term of an option cannot exceed 10 years, and the term of an incentive stock option granted to a holder of more than 10% of our voting power cannot exceed five years.

  •
  If a change in control of our Company (as defined in the 2006 Plan) occurs, all of the options issued under the 2006 Plan will accelerate and become fully vested and exercisable, and the forfeiture restrictions on the restricted stock units will lapse.

  •
  The stock option agreements issued pursuant to the 2006 Plan provide that stock options that are not exercisable as of the date of termination of employment shall expire and, so long as the optionee's service is not terminated for cause (as defined in the 2006 Plan), options which are exercisable as of such date will remain exercisable for a three-month period, or 12 months after the optionee's death or total disability.

  •
  The 2006 Plan will expire in 2016 (unless it expires or is terminated earlier pursuant to its terms).

  General

        The purpose of the 2006 Plan is to provide certain key employees, non-employee directors and consultants with a proprietary interest in the Company through the granting of stock options and awards of restricted stock units (collectively, the "Awards") in order to:

  •
  offer selected employees, including officers, non-employee directors and consultants an equity ownership interest and opportunity to participate in our growth and financial success;

  •
  provide a means through which we may attract and retain the best available personnel for positions of substantial responsibility;

  •
  create long-term value and to provide incentives to those selected employees, non-employee directors and consultants by means of market-driven and performance-related Awards to achieve long-term performance goals and measures; and

  •
  promote the growth and success of our business by aligning the financial interests of employees, non-employee directors and consultants with that of our stockholders.

        With respect to stock options, the 2006 Plan provides for the grant to eligible individuals of incentive stock options ("ISOs") and non-qualified stock options ("NSOs"), which are options that do not qualify as ISOs, to purchase shares of our common stock. ISOs are options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the 2006 Plan provides for the grant of restricted stock unit Awards, which may be granted as performance Awards.

        Administration.    The 2006 Plan is administered by our Compensation Committee, which selects the persons to whom Awards will be granted, determines the number of shares to be subject to each grant and prescribes the other terms and conditions of each grant, including the amount and type of consideration to be paid to us, the vesting schedule of options and the circumstances under which grantees of restricted stock unit Awards become vested in their units.

        Eligibility.    Employees of the Company whose performance and responsibilities are determined by the Compensation Committee to have a direct and significant effect on the performance of the Company may be granted Awards under the 2006 Plan. In addition, non-employee directors of and consultants to the Company are eligible to be granted Awards under the 2006 Plan. ISOs, NSOs and restricted stock unit Awards may be granted under the 2006 Plan to employees of the Company. With respect to options, only NSOs may be granted under the 2006 Plan to non-employee directors of and consultants to the Company. The Compensation Committee has the authority, in its complete discretion, to grant Awards under the 2006 Plan. An eligible individual may be granted more than one Award under the 2006 Plan, and Awards may be granted at any time or times during the term of the 2006 Plan.

        Plan Benefits.    As of April 15, 2010, there were an aggregate of 2,972,725 shares of common stock issued or reserved for grant under the 2006 Plan, of which 788,335 shares of common stock were available for future grants, and the closing price of the common stock was $2.55 per share. Because participation and the types of awards under the 2006 Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants in the 2006 Plan, including named executive officers and directors of the Company, is not currently determinable.

        Nontransferability of Awards.    Awards may not be transferred other than by will or the laws of descent and distribution and, during a grantees' lifetime, are exercisable and payable only by or to the grantee. An Award may, however, be transferred to certain of a grantee's designees upon his death. Notwithstanding the foregoing, an agreement granting an Award, other than an Option Agreement for an ISO, may provide, subject to certain conditions, that a grantee may transfer an Award to such family members, family member trusts, family limited partnerships and other family member entities as the Compensation Committee, in its sole discretion, may approve prior to any such transfer.

        Exercise Price.    The 2006 Plan requires that the purchase price with respect to any option will not be less than 100% of the fair market value of our common stock at the date of the grant of the option and the option period of any option may not be more than ten years from the date of grant of the option. The fair market value per share is the reported closing price of our common stock on the Nasdaq Stock Market or Nasdaq Capital Market on the date of grant of the option, or if no sale of our common stock was reported on such date, on the next preceding day or the last day prior to the date of grant when a sale was reported. No ISO may be granted under the 2006 Plan to an employee who owns more than 10% of our outstanding common stock unless the option price is at least 110% of the fair market value of the common stock at the date of the grant and the option is not exercisable more than five years after it is granted.

        Exercise of Options.    The Compensation Committee determines when options vest and become exercisable. The shares subject to an option generally will vest in installments over a period of years specified by the Compensation Committee and as set forth in the individual stock option agreement. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until the option expires.

        Form of Consideration for Options.    The means of payment for shares issued upon exercise of an option are specified in each option agreement. The 2006 Plan permits payment to be made in cash by check or, if specified in the option agreement, by other shares of our common stock (with some restrictions), through broker-assisted same-day arrangements or through a margin commitment from the optionee whereby the optionee pledges the shares purchased as security for a loan from a broker in the amount of the exercise price.

        Termination of Options.    The Compensation Committee may provide for termination of options granted under the 2006 Plan in case of termination of employment, directorship, consultant relationship, dishonesty or any other reason. Upon termination of an optionee's employment, directorship or consulting relationship, to the extent the optionee has become vested under the terms of the option agreement, the outstanding options will remain exercisable for a period of three months after that termination, and thereafter the options terminate. If the optionee dies or becomes disabled before the termination of the optionee's right to exercise the options, the options may be exercised by the legal representatives of the optionee's estate in the event of the optionee's death, or by the optionee or the optionee's personal representative in the event of the optionee's disability, for a period of 12 months from the date of death or disability. For purposes of the 2006 Plan, disability will be determined as defined in Section 22(e)(3) of the Code. The Compensation Committee, in its sole discretion, determines the date of an optionee's disability.

        Restricted Stock Unit Awards.    A restricted stock unit Award entitles the grantee to receive units, with one unit entitling the grantee to one share of our common stock upon fulfillment of the vesting restrictions and forfeiture provisions determined by the Compensation Committee.

        A grantee of units shall not have the right to dividends with respect to any of the shares of common stock that may become issuable pursuant to a restricted stock unit Award, to vote any such shares of common stock, or to enjoy any other stockholder rights with respect to any such shares of common stock until the forfeiture restrictions applicable thereto expire and those shares of common stock are actually issued in settlement of that restricted stock unit Award.

        Any units cease to be restricted and will be deemed "vested" after the lapse of all restrictions. The Compensation Committee may in its discretion waive or amend any condition or restriction related to a restricted stock unit Award.

        Performance Awards.    Performance Awards are rights to receive units, with one unit entitling the grantee to one share of our common stock upon satisfaction of pre-established performance goals, and such other conditions, restrictions and contingencies as the Compensation Committee may determine. At the time of the grant, the Compensation Committee will establish the maximum number of shares of our common stock subject to each performance Award and the performance period over which the performance applicable to the Award will be measured. A performance period will not be shorter than the Company's fiscal year. A performance Award will terminate in the case of termination of employment, directorship, consultant relationship, dishonesty or any other reason during the applicable performance period, except as otherwise determined by the Compensation Committee.

        The issuance of shares of our common stock pursuant to a performance Award may be contingent upon satisfaction of performance measures and targets established by the Compensation Committee prior to the beginning of the performance period. The performance measures and targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices.

        The performance measures may be based upon:

  •
  net income as a percentage of revenue;

  •
  earnings per share;

  •
  return on net assets employed before interest and taxes;

  •
  operating margin as a percentage of revenue;

  •
  safety performance relative to industry standards and the Company annual target;

  •
  strategic team goals;

  •
  net operating profit after taxes;

  •
  net operating profit after taxes per share;

  •
  return on invested capital;

  •
  return on assets or net assets;

  •
  total stockholder return;

  •
  relative total stockholder return (as compared with a peer group of the Company);

  •
  absolute return on capital employed;

  •
  relative return on capital employed;

  •
  earnings before income taxes;

  •
  net income;

  •
  free cash flow;

  •
  free cash flow per share;

  •
  revenue (or any component thereof);

  •
  revenue growth; or

  •
  any other performance objective approved by the stockholders in accordance with Section 162(m) of the Code.

        Performance measures and targets may also relate to and be determined in terms of individual performance, and the Company's performance when compared to comparable companies, peer or industry groups or other indexes.

        To the extent that a performance Award is intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must establish the performance goals and targets prior to the beginning of the performance period for which the goals relate, and the Compensation Committee may not increase any performance Award or, except in the case of qualified terminations of employment or service, waive the achievement of any specified goal or target. To the extent performance Awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, any issuance of shares of our common stock under a performance Award is conditioned on the written certification of the Compensation Committee in each case that the performance goals and targets and any other material conditions were satisfied.

        Restrictions on Shares.    The Compensation Committee has the discretion to permit us to reserve in the Award agreement or related exercise agreement a right of first refusal to purchase all shares of our common stock that a grantee may propose to transfer to a third party and/or a right to repurchase a portion of or all shares of our common stock held by a grantee upon the termination of his continuous service for any reason within a specified time as determined by the Compensation Committee at the time of grant at either grantee's original purchase price or the fair market value of his shares of common stock. The Company will not exercise its right of repurchase and/or its right of first refusal, if any, until at least six months have elapsed following the grant, payment or exercise of the Award.

        Tax Withholding.    Each grantee shall, no later than the date as of which the value of any Award or any shares of our common stock or other amounts received thereunder first becomes includable in the gross income of such grantee, pay to the Company or its designee, or make arrangements satisfactory to the Compensation Committee regarding payment of, the statutory prescribed minimum amount of Federal, state or local income taxes or other taxes of any kind required to be withheld with respect to such income. The Company or its designee and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee and to require any payments necessary in order to enable it to satisfy its withholding obligations. Subject to approval by the Compensation Committee, a grantee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company or its designee to withhold from the shares of our common stock to be issued pursuant to any Award, a number of shares of our common stock with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company or its designee a number of shares of our common stock owned by the grantee with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due.

        We may delay the delivery or transfer of any shares of our common stock under the 2006 Plan until the Compensation Committee has determined that the grantee has tendered all applicable taxes he owes in connection with his Awards, to the extent that we reasonably determine we may have legal liability for such taxes.

        Adjustments on Changes in Capitalization, Merger or Change in Control.    In the event of any stock dividend, stock split, share combination or other recapitalization, or the like, of or by the Company, the number of shares of our common stock covered by, or issuable pursuant to, each outstanding Award, and the exercise, target or purchase price of each Award, shall be adjusted to reflect such capital adjustment, as deemed appropriate by the Compensation Committee. The Compensation Committee shall also make such adjustments, if any, that it deems appropriate in the performance goals, specific performance factors and targets related to those performance goals in the event of any change in the outstanding shares of our common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of our common stock or other similar corporate change. No adjustment may be made by the Compensation Committee with respect to any outstanding Award that would cause such Award and/or the 2006 Plan to become subject to Section 409A of the Code.

        A "Change in Control" will occur if:

  •
  any person or group within the meaning of the Exchange Act (excluding any employee benefit plan, or related trust, sponsored or maintained by us or any of our affiliates), other than Capital Southwest Venture Corporation and its affiliates and Roger R. Adams and his affiliates, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company's then outstanding securities prior to a "Qualified Public Offering" (which, for purposes of the 2006 Plan, means the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offering and sale of the Company's common stock for the account of the Company in which the aggregate net proceeds to the Company equals or exceeds $20 million) or 25% or more of the combined voting power of our then outstanding securities after a Qualified Public Offering;

  •
  any change or changes in the composition of our Board within any two-year period as a result of which less than a majority of our directors are persons who were our directors at the beginning of that two-year period or persons who were elected or nominated for election as our directors with the affirmative vote or consent of at least a majority of our incumbent directors at the time of that election or nomination, but not including any person whose election or nomination as a director was or is in connection with an actual or threatened proxy contest regarding the election of our directors;

  •
  we are merged or consolidated with another corporation or other entity (other than Capital Southwest Venture Corporation, any of its affiliates or an entity controlled by it or its affiliates and/or Roger R. Adams and any of his affiliates) and, as a result of the merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation or other entity, as the case may be, are "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, immediately after the merger or consolidation by persons who or which beneficially owned our outstanding voting securities immediately before the merger or consolidation; or

  •
  we transfer, sell or otherwise dispose of all or substantially all of our assets to another unrelated corporation or entity.

        Unless specifically provided otherwise in an individual Award agreement or in a then-effective written employment agreement between the grantee and us, when a "Change in Control" described in any of the four above-enumerated situations occurs, then the awards outstanding under the 2006 Plan immediately before the Change in Control will become fully vested and exercisable or payable, as appropriate, and the forfeiture restrictions applicable to all outstanding restricted stock unit Awards shall lapse and the shares of common stock that become issuable pursuant to such restricted stock unit Awards shall be issued and delivered to the grantees of the Awards free of any forfeiture restrictions.

        Amendment and Termination of the 2006 Plan.    Unless sooner terminated by action of the Board, the 2006 Plan will terminate on June 23, 2016, and no Awards may thereafter be granted under the 2006 Plan, but Awards previously granted will continue in effect pursuant to the terms of the individual Award agreement. The 2006 Plan may be amended, altered or discontinued by the Board without the approval of the stockholders, except that certain amendments must be submitted to the stockholders for approval.

  Federal Income Tax Consequences

        The following is a general description of the federal income tax consequences applicable to Awards under the 2006 Plan. State and local tax treatment, which is not discussed below, may vary from federal income tax treatment. The following is based upon present United States federal income tax laws and regulations and is subject to change if the tax laws and regulations, or their interpretations, are changed. The 2006 Plan is not qualified under Section 401(a) of the Code.

  Incentive Stock Options

        For options to be treated as incentive stock options, an optionee must not dispose of the acquired stock within two years after the ISO is granted or within one year after the ISO is exercised. In addition, the optionee must have been our employee for the entire time from the date of granting of the ISO until three months (one year if the optionee is disabled) before the date of exercise. The requirement that the optionee be an employee and the two-year and one-year holding periods are waived in the case of the optionee's death.

        Neither the grant nor the exercise of an ISO will result in federal income tax liability to the optionee. However, the amount by which the fair market value at the time of exercise of the purchased shares exceeds the exercise price will be included in an optionee's income for purposes of the alternative minimum tax and may subject the optionee to an alternative minimum tax liability in the year of exercise. Optionees are strongly advised to discuss the application of this alternative minimum tax calculation based on the optionee's personal tax situation with the optionee's own tax advisor at the time of exercise and in no event later than the last day of the year in which an ISO is exercised.

        Generally, an optionee will recognize income in the year in which the optionee sells or makes any other disposition of the shares purchased under the ISO. A disposition of ISO shares generally will occur upon transfer of legal title to the shares. An optionee's federal income tax liability will depend upon whether a qualifying or disqualifying disposition of the shares purchased under the ISO is made. A "qualifying disposition" will occur if the sale or other disposition of the shares takes place more than two years after the date the ISO was granted and more than one year after the date the option was exercised for the particular shares involved in the disposition. The two-year and one-year holding periods are waived in the event of death. "Disqualifying dispositions" are those that are made before both minimum holding periods are satisfied.

        Upon a qualifying disposition of shares acquired under an ISO, an optionee will recognize a capital gain equal to the excess of:

  •
  the amount realized upon the sale or disposition over

  •
  the exercise price paid for those shares.

        The capital gain will be long-term if the shares have been held for more than one year following the exercise date of the ISO. An optionee will recognize a long-term capital loss if the amount realized is lower than the exercise price paid for the shares.

        Normally, if the shares purchased under an ISO are made the subject of a disqualifying disposition, the optionee will recognize ordinary income at the time of the disposition in an amount equal to the excess of:

  •
  the fair market value of the acquired shares on the exercise date over

  •
  the exercise price paid for those shares.

        If the amount realized on the disqualifying disposition is less than the fair market value of the shares on the exercise date, the amount the optionee will recognize as ordinary income is limited to the excess of:

  •
  the amount realized on the disqualifying disposition over

  •
  the exercise price paid for those shares.

        Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares have been held for more than one year following the exercise date of the ISO.

        If an optionee pays all or a portion of the exercise price of an ISO by tendering shares of our common stock that were acquired by the optionee through the prior exercise of an ISO (the "Prior ISO") and does not satisfy both the two-year and one-year holding requirements described above ("Disqualified Payment Shares"), then the tender of such shares constitutes a disqualifying disposition that will result in compensation taxed as ordinary income in an amount equal to the excess of the fair market value of such Disqualified Payment Shares, determined when the Prior ISO was exercised, over the exercise price previously paid for such Disqualified Payment Shares. Any appreciation that has occurred in the Disqualified Payment Shares that is not taxed as compensation income under the disqualifying disposition rules is not recognized as gain under Section 1036 of the Code. The number of shares of our common stock an optionee received upon exercise of the ISO equal to the number of Disqualified Payment Shares tendered in payment of the exercise price will have a basis equal to the optionee's basis in the Disqualified Payment Shares plus any ordinary income recognized by the optionee as a result of the disqualifying disposition. The number of shares of our common stock received upon exercise of the ISO in excess of the number of Disqualified Payment Shares will have a basis equal to the amount of the exercise price of the ISO paid in cash (if any). The number of shares of our common stock received upon exercise of the ISO, equal to the number of shares of Disqualified Payment Shares tendered, will have the same holding period on the date that the optionee exercised the ISO as such Disqualified Payment Shares had on that date and the holding period of any additional shares of our common stock received upon exercise of the ISO will begin on that date. For purposes of the two-year and one-year holding requirements relating to a disqualifying disposition, however, the holding period of all shares received on exercise of the ISO will begin on the date the optionee exercised the ISO.

        Alternatively, if an optionee funds the exercise price of an ISO by tendering shares of our common stock other than Disqualified Payment Shares ("Qualified Payment Shares"), including shares of common stock received from exercise of a Prior ISO that satisfied both the two-year and one-year holding requirements, shares of our common stock acquired by the optionee from the exercise of a NSO, and shares of our common stock purchased on the open market, then the consequences discussed in this paragraph occur. Under Section 1036 of the Code, the optionee will not recognize gain or loss on the tender of the previously owned Qualified Payment Shares. The number of new shares of our common stock the optionee receives upon exercise of the ISO, equal to the number of shares of Qualified Payment Shares tendered, will have the same basis as the optionee had in such Qualified Payment Shares and the optionee's basis in any additional shares of common stock received will equal the exercise price paid in cash (if any). The number of shares of our common stock received upon exercise of the ISO, equal to the number of shares of Qualified Payment Shares tendered, will have the same holding period on the date the optionee exercised the ISO as such Qualified Payment Shares had on that date and the holding period of any additional shares of our common stock received upon exercise of the ISO will begin on that date. For purposes of the two-year and one-year holding requirements relating to a disqualifying disposition, however, the holding period of all shares received on exercise of the ISO will begin on the date the optionee exercised the ISO.

  Non-Qualified Stock Options

        Neither the grant nor the exercise of a NSO will result in federal income tax liability. Normally, the optionee will recognize ordinary income in the year in which the optionee exercises the NSO in an amount equal to the excess of:

  •
  the fair market value of the acquired shares on the exercise date over

  •
  the exercise price paid for those shares,

and we will have to collect all the applicable withholding taxes with respect to such income. The Compensation Committee may allow optionees to satisfy withholding tax obligations by electing to have us withhold from the shares to be issued upon exercise of a NSO that number of shares having a fair market value equal to the statutory minimum prescribed amount required to be withheld.

        Upon sale of shares acquired under a NSO, the optionee will recognize a capital gain to the extent the amount realized upon the subsequent sale of the shares received on exercise of the NSO exceeds their fair market value at the time the optionee recognized the ordinary income with respect to the exercise of the NSO. A capital loss will result to the extent the amount realized upon that sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one year prior to the disposition. The holding period will start at the time the NSO is exercised for those shares.

        If an optionee pays all or a portion of the exercise price of a NSO by tendering other shares of our common stock ("Payment Shares"), then the consequences discussed in this paragraph occur. If the number of shares of our common stock received on exercise of the NSO exceeds the number of Payment Shares used to exercise the NSO, the optionee will recognize compensation taxed as ordinary income in the amount that the fair market value of such tendered shares on the date the optionee exercised the NSO exceeds the aggregate exercise price paid in cash (if any). Under Section 1036 of the Code, no income, gain or loss is recognized upon the exchange of Payment Shares for shares of our common stock received upon exercise of a NSO to the extent of the number of Payment Shares tendered. The number of shares of our common stock received upon exercise of the NSO, equal to the number of shares of Payment Shares tendered, will be treated as a nontaxable exchange and the optionee will have the same basis as the optionee had in the Payment Shares tendered to exercise the NSO. An optionee's basis in the number of any additional shares of our common stock received upon exercise of the NSO will equal the amount of the exercise price of the NSO paid in cash plus any compensation income the optionee recognized in the year the optionee exercised the NSO. The number of shares received upon exercise of the NSO, equal to the number of shares of Payment Shares tendered, will have the same holding period on the date that the optionee exercised the NSO as such Payment Shares had on that date, and the holding period of any additional shares of our common stock received upon exercise of the NSO will begin on that date.

  Cashless Exercise (ISO or NSO)

        If an optionee exercises an ISO or NSO through the cashless exercise method, the optionee will authorize a broker designated by us to sell a specified number of the shares of our common stock to be acquired by the optionee on the exercise of the option, having a then fair market value equal to the sum of the exercise price of the ISO or NSO, as applicable, plus any statutory minimum prescribed withholding with respect to the exercise of an NSO, plus any transaction costs (the "Cashless Shares").

The remainder of the shares not sold (the "Non-Cashless Shares") will be delivered to the optionee. If an optionee uses the cashless exercise method, the optionee will be treated as constructively receiving the full amount of shares of our common stock that otherwise would be issued upon payment of the exercise price of the option in cash, followed immediately by a sale of the Cashless Shares. In the case of an ISO, the cashless exercise method will result in a disqualifying disposition of the Cashless Shares with the tax consequences set forth above relating to a disqualifying disposition of shares acquired under an ISO. In the case of a NSO, the cashless exercise method will result in compensation to the optionee with respect to both the Cashless Shares and Non-Cashless Shares. Since an optionee's basis in the Cashless Shares that are received and simultaneously sold on exercise of the NSO is equal to the sum of the exercise price and the compensation to the optionee, the optionee must recognize no additional gain upon the simultaneous sale of the Cashless Shares.

  Tax Effects to the Company Upon Exercise of Options

        We are not entitled to a deduction at the grant of an ISO or NSO. If an optionee sells the shares of our common stock received by exercise of an ISO in a disqualifying disposition, that is, the optionee did not meet both holding requirements to be entitled to ISO treatment with respect to those shares, we will be entitled to a deduction at the time the optionee sells those shares equal to the amount the optionee is required to recognize as ordinary income. If the amount the optionee realizes in a disqualifying disposition of those shares is less than the fair market value of our common stock on the date the optionee exercised the ISO, the amount deductible by us will equal the excess of the amount the optionee realized on the disqualifying disposition over the exercise price the optionee paid for those shares.

        The exercise of a NSO entitles us to a tax deduction for the year in which the optionee exercises the NSO in the same amount as is includible in the optionee's income for that year. Any gain or loss realized by the optionee on subsequent disposition of the shares of our common stock the optionee acquired by exercise of a NSO generally is a capital gain or loss and does not result in any tax deduction to us.

  Restricted Stock Unit Awards

        An Award of units does not result in taxable income to the grantee on the date of grant. No taxable income will generally be recognized by the grantee of a restricted stock unit Award until the forfeiture restrictions lapse. The grantee will recognize ordinary income in an amount equal to the fair market value of the shares of our common stock to be issued on such date as payment for the amount owed pursuant to the restricted stock unit Award.

        A grantee will not recognize any taxable income upon the grant of a performance Award. At the time the performance measures under the performance Award have been satisfied, the fair market value of the shares of our common stock to be issued in payment for such performance Award generally is taxable to the grantee as ordinary income.

        If, subsequent to the lapse of restrictions on the shares of our common stock subject to a performance Award, the grantee sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the grantee will be taxed as long-term capital gain or loss depending on whether the grantee's holding period for such shares exceeds the applicable holding period at the time of such sale.

  Tax Effects to the Company of Lapse of Forfeiture Restrictions

        As a general rule, we will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a grantee recognizes ordinary income from restricted stock unit Awards under the 2006 Plan. The amount of the deduction is the amount of the Award that is considered reasonable compensation under the Code, provided that the grantee's employer properly reports such compensation on the grantee's Form W-2.

        Section 162(m) of the Code.    Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to its principal executive officer or any of its other most highly compensated executive officers whose total compensation for that taxable year is required to be reported to stockholders under the Exchange Act by reason of such officer being among the three highest compensated officers for that taxable year (other than the principal executive officer or the principal financial officer) who are employed by it on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by its stockholders. Compensation income resulting from the lapse of restrictions on restricted stock unit Awards may be subject to the Section 162(m) limitation. We have structured and intend to implement the 2006 Plan so that compensation resulting from the exercise of NSOs and the grant of performance Awards may be performance-based compensation to the extent Section 162(m) applies to us. To allow us to qualify the compensation, we are seeking stockholder approval of the amendment and restatement of the 2006 Plan and the material terms of the related performance goals.

        Inapplicability of ERISA.    Based upon current law and published interpretations, the Company does not believe that the 2006 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

The Board of Directors recommends that you vote "FOR" the approval of the amendment and restatement of our 2006 Stock Incentive Plan.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of April 15, 2010 by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers"), (iv) each of our other officers, and (v) all executive officers, other officers and directors as a group. The Company has relied upon information provided to the Company by its directors, Named Executive Officers and other officers and copies of documents sent to the Company that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns.

        Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock beneficially owned by them. Shares of the Company's common stock subject to options that are exercisable within 60 days of April 15, 2010 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of Named Executive Officers, other officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Heelys, Inc., 3200 Belmeade Drive, Ste 100, Carrollton, Texas 75006.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage
5% Holders Not Listed Below:
Capital Southwest Venture Corporation(4)(6)	9,317,310	33.79%
Roger R. Adams(13)	4,249,431	15.41%
Richard E. Middlekauff(14)	1,562,890	5.67%
Directors and named Executive Officers:
Jerry R. Edwards(1)	10,000	*
Patrick F. Hamner(2)	1,136,690	4.01%
Thomas C. Hansen	12,500	*
Samuel B. Ligon(3)	313,515	1.14%
Gary L. Martin(4)	9,322,310	33.81%
N Roderick McGeachy, III	1,000	*
Ralph T. Parks(5)	10,000	*
Jeffrey G. Peterson(6)	9,318,510	33.80%
Lisa K. Peterson(7)	25,000	*
Other Officers:
William D. Albers(8)	12,500	*
Christian M. Harper(9)	14,250	*
John W. O'Neil(10)	21,250	*
John B. Price(11)	12,500	*
All directors, Named Executive Officers and other officers as a group (13 persons)(12):	10,892,715	38.29%

*
Less than 1 percent.

(1)
Includes options to purchase an aggregate of 10,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2010.

(2)
Includes options to purchase an aggregate of 773,540 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2010.

(3)
All of Mr. Ligon's shares are owned jointly with Patricia Ligon, his spouse.

(4)
Includes 9,317,310 shares of common stock owned by Capital Southwest Venture Corporation. Mr. Martin is President, Chief Executive Officer and Chairman of the Board of Capital Southwest Corporation. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock. Mr. Martin may be deemed to share voting power and investment power with respect to the shares of common stock beneficially owned by Capital Southwest Venture Corporation. Mr. Martin disclaims beneficial ownership of such shares. The address for Mr. Martin and Capital Southwest Venture Corporation is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

(5)
Includes options to purchase an aggregate of 10,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2010.

(6)
Includes 9,317,310 shares of common stock owned by Capital Southwest Venture Corporation. Mr. Peterson is a Vice President and an Executive Officer of Capital Southwest Corporation. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock. Mr. Peterson may be deemed to share voting power and investment power with respect to the shares of common stock beneficially owned by Capital Southwest Venture Corporation. Mr. Peterson disclaims beneficial ownership of such shares. The address for Mr. Peterson and Capital Southwest Venture Corporation is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

(7)
Includes options to purchase an aggregate of 25,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2010.

(8)
Includes options to purchase an aggregate of 12,500 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2010.

(9)
Includes options to purchase an aggregate of 14,250 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2010.

(10)
Includes options to purchase an aggregate of 16,250 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2010.

(11)
Includes options to purchase an aggregate of 12,500 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2010.

(12)
Includes options to purchase an aggregate of 874,040 shares of common stock that are currently exercisable or exercisable within 60 days of April 15, 2010.

(13)
Includes 113,625 and 4,135,806 shares of common stock owned by CYPO, Inc. and RRA Family Trust UA, respectively. CYPO, Inc. is Texas corporation wholly owned by the RRA Family Trust UA.

(14)
Includes 250,000 shares of common stock owned by The Middlekauff 2006 Children's Trust. Mr. Middlekauff is the trustee of the trust and exercises voting and investment power over these shares. Includes 1,312,890 shares of common stock owned by Roll' In Investment Holdings L.P.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and related regulations, require Heelys' directors, officers, and any persons holding more than 10 percent of Heelys' common stock (collectively, "Reporting Persons") to report their initial ownership of Heelys' securities and any subsequent changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has established specific due dates for these reports, and

Heelys is required to disclose in this Proxy Statement any failure of a Reporting Person to file a required report by the applicable due date.

        Based solely on a review of copies of the reports filed and written representations submitted by the Reporting Persons, we believe that all Reporting Persons timely filed all required Section 16(a) reports for the most recent fiscal year.

EXECUTIVE OFFICERS

        The following sets forth, as of April 15, 2010, our executive officers.

        Thomas C. Hansen, age 53, has served as our Chief Executive Officer since August 1, 2009. His biography is contained in the section of this Proxy Statement entitled "Election of Directors."

        Lisa K. Peterson, age 52, has served as our Chief Financial Officer since July 7, 2008. Ms. Peterson joined us with over 25 years of corporate financial experience having worked with companies in both the public and private environment. In 2007 and 2008, Ms. Peterson served as Executive Vice President and Chief Financial Officer of Friedman's Inc., a jewelry retailer. From 2003 to 2007, Ms. Peterson held the position of Executive Vice President and Chief Financial Officer of Carreker Corporation, a publicly traded provider of payments-related software and consulting solutions to financial institutions. During her tenure, Ms. Peterson was responsible for all aspects of the financial organization as well as human resources and information technology. From 1999 to 2003, Ms. Peterson was Executive Vice President and Chief Financial and Administrative Officer of Monarch Dental, a publicly traded dental management company. Additional experience includes executive positions at Viacom Retail Stores, Inc. and Pearle Vision, Inc. Ms. Peterson received a BBA in Accounting from the University of Texas in Austin and is a certified public accountant in the state of Texas. Additionally, Ms. Peterson currently serves on the Board of Directors for The Family Place.

        William D. Albers, age 54, has served as our Vice President—Sourcing since December 2006. Mr. Albers has over 24 years of experience in sourcing, manufacturing, and technologies development in the footwear industry. Before joining us, Mr. Albers was Director of Development at Pony International from June 2004 to December 2006 and Director of Development for Nautica Footwear from 2002 through 2006. From May 2001 through July 2002, Mr. Albers served as West Coast Sales Manager for Polymer Dynamics, Inc. From June 1999 through May 2001, Mr. Albers served as Senior Development Manager of Soft Goods Accessories at Specialized Bicycle Components. Mr. Albers has a Bachelor of Science in Health and Physical Education from George Mason University.

        Christian M Harper, age 41, has served as our Vice President—Sales & Retail Relationships since March 2010. Mr. Harper previously served as Director of Retail Marketing for Heelys since 2008. Mr. Harper joined us from Warren Douglas Advertising where he served as Vice President of Strategy since 2006. In that role, Mr. Harper directed agency and client strategy, account services, and business development. From 1999 to 2006, Mr. Harper held various positions at RadioShack Corporation including Brand Manager and Director of Marketing. While at RadioShack, Mr. Harper worked on major brands across multiple product categories including Sprint, Verizon, Virgin Mobile, Cingular, DirecTV, MSN, Samsung, Motorola, Nokia, Compaq, and RCA. Mr. Harper received a Bachelor of Arts degree in law & society from the University of California Santa Barbara and a Master of Business Administration from San Francisco State University.

        John W. O'Neil, age 64 has served as our Vice President—International since July 2007. Mr. O'Neil joined us from Dunham Bootmakers, a division of New Balance AS Inc., where he served as International Business Manager since 2005. In that role, Mr. O'Neil established business operations in Eastern Europe, Israel, Japan and Australia/New Zealand. From 1999 to 2004, Mr. O'Neil held the position of Regional General Manager at New Balance where he managed 3 subsidiaries and 18 distributors throughout Europe, the Middle East and Africa. Mr. O'Neil also spent 14 years at

Converse, Inc., now a division of Nike, Inc. and served in various senior capacities including Regional Director for the United Kingdom and emerging markets and Director, International Marketing & Operations. Mr. O'Neil received a Bachelor of Science degree in mechanical engineering from Tufts University and a Master of Business Administration from American International College.

        John B. Price, age 55, has served as our Vice President—Product since July 2008. Mr. Price has extensive experience as a corporate officer. From September 2000 to June 2008, he served in various management positions at Foot Locker Inc., a global retailer of athletic footwear and apparel. During his tenure, he held various management positions including Vice President, Divisional Merchandise Manager for both men's and women's footwear for Foot Locker U.S. Mr. Price also has been a buyer for Lady Foot Locker, and served as Vice President of private label footwear for Champs Sports. From 1993 - 2000, he served in management roles, including Vice President of Sourcing, Product Development and Senior Vice President of Operations for Kaepa, a marketer, designer and distributor of cheerleading, volleyball and dance footwear and apparel. Mr. Price attended Oklahoma City University and Berklee College of Music.

CORPORATE GOVERNANCE

Board of Directors' Leadership, Structure and Risk Oversight

        The business and affairs of Heelys is managed by or under the direction of our Board. The Board derives its power and governance guidelines from our By-Laws and our Governance Principles. The complete text of our By-Laws and our Governance Principles are posted on the Investor Relations page of our website at www.heelys.com under the heading "Governance" and the sub-heading "Committees & Charters." In providing this oversight, the Board adheres to general guidelines designed to ensure that the Board has access to relevant information, and is structured and operates in a manner allowing it to exercise independent business judgment. The Board performs a number of functions for Heelys and its stockholders, including:

  •
  Reviewing and approving Heelys' long-term strategic plans;

  •
  Monitoring and evaluating management's systems for internal control, financial reporting and public disclosure;

  •
  Establishing corporate governance standards;

  •
  Planning for the effective succession of the Chief Executive Officer and other senior management;

  •
  Monitoring management's performance to ensure that the Company operates in an ethical manner; and

  •
  Reviewing and approving annual operating budgets.

        According to our By-Laws, the Chairman of the Board may not be the Chief Executive Officer. The Board believes that the separation of these positions strengthens the independence of our Board and its ability to carry out its roles and responsibilities on behalf of our stockholders. In addition, as directors continue to have more oversight duties, the separation of the offices allows the Chairman of the Board to focus on the leadership of the Board while allowing our Chief Executive Officer to focus his time and energy on managing our operations.

        The Board is actively involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through the Audit Committee of the Board but also through the other committees of the Board, as appropriate. Our Chief Executive Officer brings members of our management from various business or administrative areas into meetings of the Board of Directors from time to time to make presentations and to provide insight to the Board, including insight into areas of potential risk. The Board and its committees, including the Audit Committee, satisfy this responsibility through reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

        The listing rules of the Nasdaq Stock Market require that our Board be comprised of a majority of independent directors. In addition to the definition of independent director set forth in the listing rules of the Nasdaq Stock Market, Section 1 of Article III of our By-Laws sets forth additional requirements for a director or nominee to be considered "independent." Our By-Laws can be viewed on our website at www.heelys.com under the heading "Governance" and the sub-heading "Committees & Charters."

        The Board has determined that Messrs. Edwards, Ligon, Martin, McGeachy, Parks and Peterson are independent directors as set forth in the listing rules of the Nasdaq stock market. The Board also determined that each member of the Company's Audit Committee and Compensation Committee is an independent director in accordance with those standards and applicable SEC rules and regulations.

        On an annual basis, each director and executive officer provides information to the Company pursuant to a Director and Officer Questionnaire. The information provided includes the identification of any transactions with the Company in which the director or executive officer, or any member of his immediate family, has a direct or indirect material interest. The information provided indicated that none of the directors has any material relationship (other than being a director or stockholder of the Company or as otherwise described herein) with the Company (either directly or indirectly).

        Mr. Ligon has served, since September 2003, as a director and, since July 2005, as a member of the audit committee of the Board of Directors of Capital Southwest Corporation. Since July 2008, Mr. Ligon has served as chairman of the audit committee and as a member of the compensation committee of the Board of Directors of Capital Southwest Corporation. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock. The Board has determined that, in its opinion, Mr. Ligon's relationship with Capital Southwest Corporation would not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

        Mr. Martin is President, Chief Executive Officer and Chairman of the Board of Directors of Capital Southwest Corporation. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock and has the right to designate up to two nominees of management's slate of directors. The Board has determined that, in its opinion, Mr. Martin's relationship with Capital Southwest Corporation would not interfere with his exercise of independent judgment in carrying out his responsibilities as a director. Mr. Martin was designated for nomination to our Board by Capital Southwest Venture Corporation.

        Mr. Peterson is a Vice President and an Executive Officer of Capital Southwest Corporation, as well as the Chief Executive Officer of a company wholly-owned by Capital Southwest Corporation. Capital Southwest Venture Corporation, which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock and has the right to designate up to two nominees of management's slate of directors. The Board has determined that, in its opinion, Mr. Peterson's relationship with Capital Southwest Corporation would not interfere with his exercise of independent judgment in carrying out his responsibilities as a director. Mr. Peterson was designated for nomination to our Board by Capital Southwest Venture Corporation.

        Mr. Parks has served as one of our directors since January 30, 2008 and served as our Interim Chief Executive Officer from February 1, 2008 until May 20, 2008. The Board has determined that, in its opinion, Mr. Parks' services as the Company's Interim Chief Executive Officer would not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

        See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" in this Proxy Statement.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, executive officers and employees. Each of our directors, executive officers and employees are expected to conduct the business and affairs of the Company with honesty and integrity and are expected to adhere to high standards of conduct. The Company's objective is that all persons who deal with us believe that we not only scrupulously follow the law, but also act ethically and honestly. The Code sets out general principles to guide our directors, executive officers and employees in determining proper business conduct and in making ethical decisions as they perform their duties.

        The complete text of our Code of Business Conduct and Ethics is posted on the Investor Relations page of our website at www.heelys.com under the heading "Code of Business Conduct and Ethics."

Policy Regarding Board Attendance at Stockholder Meetings

        All of our directors and senior management are encouraged to attend every Company annual meeting of stockholders so that our stockholders will have the opportunity to meet and question a representative group of our directors and senior executives. All of our then current directors attended our 2009 annual meeting of stockholders.

Related Party Transaction Policy and Procedures

        Pursuant to resolutions adopted by our Board on August 29, 2006, all transactions between the Company and its officers, directors, principal stockholders and their affiliates must be consummated on terms no less favorable to the Company than could be obtained by the Company from unrelated third parties and must be approved by a majority of the outside independent and disinterested directors.

        See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" in this Proxy Statement.

Board Meetings

        The Board held 13 meetings during 2009. Each director attended at least 75 percent of the aggregate of all meetings of the Board and its committees on which he served. Pursuant to our By-Laws, the Board is not required to hold meetings on any regular schedule. Regular meetings may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings may be called by the Chairman of the Board, the President, or any two or more directors or by one director in the event that there is only a single director in office. Directors must be notified of meetings at least 72 hours before the meeting.

Communication with the Board

        Stockholders of the Company may communicate with our Board or any director by writing to the Board in a communication sent to our Corporate Secretary at 3200 Belmeade Drive, Ste 100, Carrollton, Texas 75006. Our Corporate Secretary will conduct an initial review of any such communication and will forward the communication to the director or directors to whom it is addressed, except only for communications that are (1) advertisements or promotional communications, (2) solely related to complaints regarding ordinary-course-of-business product or customer service or satisfaction issues or (3) clearly unrelated to the Company's business, industry, management or Board or committee matters. The Corporate Secretary also will make all such communications available to each member of the Board at the Board's next regularly scheduled meeting.

Board Committees

        Our Board has established an Audit Committee and a Compensation Committee. Each of these committees has a written charter approved by the Board establishing the authority and responsibilities of such committee. Each committee's charter is posted on the Investor Relations page of our website at www.heelys.com under the heading "Governance" and the sub-heading "Committees & Charters."

Audit Committee

        The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, reviews and monitors (i) our corporate financial reporting and our internal and external audits, including our internal audit and control functions, the results and scope of our annual audit and other services provided by our independent registered public accounting firm and (ii) our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with management and our independent registered public accounting firm before the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the Audit Committee has the responsibility to consider and appoint, and determine the services of and the fee arrangements with, our independent registered public accounting firm.

        The Audit Committee has the power to establish subcommittees and delegate powers to such subcommittees. The Audit Committee has not established any such subcommittee or delegated any of its powers and has no current plans to do so.

        The current members of the Audit Committee are Messrs. Ligon, Edwards and McGeachy, each of whom has been determined to be independent by our Board. Our Board has determined that Mr. Ligon, the chairman of our Audit Committee, is an "audit committee financial expert" under applicable Securities and Exchange Commission rules and has the required financial sophistication pursuant to the listing rules of the Nasdaq Stock Market. The Audit Committee met 8 times during 2009.

Compensation Committee

        The Compensation Committee of our Board determines, or reviews and approves, forms of compensation provided to our executive officers and our directors, including stock compensation. In addition, the Compensation Committee administers, and oversees the administration of the stock and other incentive compensation plans or programs for all of our other employees. As part of these responsibilities, the Compensation Committee administers our 2006 Stock Incentive Plan. Under the Compensation Committee's charter, the Compensation Committee may delegate the day-to-day administration of the compensation plan and programs to employees of the Company.

        In addition, the Compensation Committee may establish subcommittees consisting of one or more members of the Compensation Committee, and delegate its authority and responsibilities to such subcommittees as it deems appropriate. The Compensation Committee has not established any subcommittees and currently has no plans to do so.

        The current members of the Compensation Committee are Messrs. Martin, Ligon, McGeachy and Parks, each of whom has been determined to be independent by our Board. Mr. Martin is the chairman of our Compensation Committee. The Compensation Committee met 9 times during 2009.

Director Nomination Process

        As permitted under the listing rules of the Nasdaq Stock Market, the Company does not have a separate nominating committee or other committee performing a similar function. Instead of such nominating committee, the Company has adopted a Director-Nomination Process by which the Company's independent directors, acting as a majority, are authorized to recommend individuals to the Board for the Board's selection as director nominees. A copy of the Director-Nomination Process is posted on the Investor Relations page of our website at www.heelys.com under the heading "Governance" and the sub-heading "Committees & Charters."

        The independent directors review and interview candidates who are qualified to satisfy the requirements for directors set forth in our By-Laws, make recommendations to the Board for nominations and select the management nominees for the directors to be elected by the Company's stockholders. The independent directors may take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees.

        Under our Director-Nomination Process, the independent directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company's directors and management and input from third parties, such as executive-search firms retained by the Board. The independent directors are required to interview candidates and obtain background information about them. The independent directors determine whether to recommend a candidate based on the background information and the information contained in the interviews.

        Our Director-Nomination Process requires the independent directors to consider qualified nominees recommended by the Company's stockholders. Nominees for directors who are recommended by any of the Company's stockholders are evaluated in the same manner as any other nominee for director except that the Company's Chairman of the Board must chair the meeting(s) of the independent directors conducting the evaluation and making the recommendation to the Board. Stockholders may submit recommendations to the independent directors, in care of the Board, through a written notice addressed to the Company's Secretary at the Company's principal executive offices, not less than 120 days nor more than 150 days before the anniversary of the date on which the Company's proxy statement was released to its stockholders in connection with the previous year's annual meeting of stockholders, or as otherwise provided in the Company's By-Laws.

        A stockholder's written recommendation of a nominee must include or be accompanied by (1) all information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors under the proxy rules of the Securities and Exchange Commission and such other information as the Company requires regarding the selection of directors, (2) all information regarding the proposed nominee, if required pursuant to our By-Laws, (3) a description of all compensation, agreements and relationships during the last three years between or among the proposing person, on the one hand, and the proposed nominee, his respective affiliates and associates and any other persons with whom the proposed nominee is acting in concert, on the other hand, including all information required to be disclosed pursuant to Item 404 of Regulation S-K if the proposing person were a "registrant" and the proposed nominee were a director or executive officer of such registrant, (4) a completed and signed questionnaire, representation and agreement (in form provided by our Corporate Secretary) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such proposed nominee's ability to comply, if elected as a director of the Company, with such proposed nominee's fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company, (iii) such proposed nominee meets all of the qualifications for an independent director set forth in paragraphs (b) and (c) of Section 1 of Article III of our By-Laws, and (iii) in such proposed nominee's individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Company, and will comply, with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, and (5) a written statement from the recommended person that he or she is willing to be named in the proxy statement as a nominee and to serve as a director if elected. In addition, such written recommendation must set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made and any affiliate or associate of such stockholder or beneficial owners and any other person with whom such stockholder or beneficial owner is acting in concert (the "Proposing Person"), (1) the name and address of such Proposing Person, including, as applicable, as they appear on the Company's books; (2) the class and number of shares of the Company that are directly or indirectly owned of record or beneficially owned by such Proposing Person; (3) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (4) as to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Company, or which provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation ("Synthetic Equity Interests"), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Company, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of such Proposing Person with respect to the shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of an class or series of the Company ("Short Interests"), (D) any rights to dividends on the shares of any class or series of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Company, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as "Disclosable Interests"); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by our By-Laws on behalf of a beneficial owner; and (5) a representation whether the Proposing Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Furthermore, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Company to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company.

        The independent directors must also consider each individual designated in accordance with the Company's agreement with Capital Southwest Venture Corporation ("CSVC") and certain of the Company's other stockholders pursuant to which CSVC has the contractual right to designate (i) two persons to be included in management's slate of director nominees so long as it owns at least 15% of the outstanding shares of Heelys' common stock, and (ii) one such nominee so long as it owns at least 10%, but less than 15%, of the outstanding shares of Heelys' common stock. CSVC has designated Messrs. Martin and Peterson to be nominated as directors of the Company at our 2010 Annual Meeting of Stockholders.

Limitation of Liability and Indemnification

        Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

  •
  for any transaction from which the director or officer derived an improper personal benefit.

        Our By-Laws provide that:

  •
  we must indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

  •
  we may indemnify our other employees and agents to the same extent that we indemnify our directors and officers; and

  •
  we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

        We have also entered into an indemnification agreement with each of our directors and officers containing provisions that require us to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms.

DIRECTOR COMPENSATION

        In accordance with our By-Laws, our directors are entitled to compensation for their services as determined by our Compensation Committee. In addition, our directors may be entitled to the issuance of equity-based compensation awards under our 2006 Stock Incentive Plan from, time to time, as determined by our Compensation Committee. Members of special or standing committees of the Board may be provided compensation for service as committee members, as determined by the Compensation Committee.

        Currently, directors who receive compensation are paid $18,000 per year for serving on our Board, $5,000 per year, if applicable, for chairing a committee of our Board and, subject to an $8,000 per year maximum, $750 and $500 for each Board meeting and committee meeting, respectively, attended in person. Directors, at the discretion of the Compensation Committee, are eligible for equity-based compensation awards.

        Directors who are also our officers or employees do not receive compensation for duties performed as directors.

        All directors are entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings.

        The following table summarizes the compensation earned by Messrs. Parks, Edwards and McGeachy in their capacities as directors during 2009.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Option Awards(4)	Total
	$	$	$
Ralph T. Parks(1)	$22,250	$—	$22,250
Jerry R. Edwards(2)	$21,500	$—	$21,500
N. Roderick McGeachy, III(3)	$2,250	$22,200	$24,450

(1)
Fees include $18,000 for serving on our Board and $4,250 for attendance at Board and committee meetings.

(2)
Fees include $18,000 for serving on our Board and $3,500 for attendance at Board and committee meetings.

(3)
Fees include $2,250 for serving on our Board. Annual fee was prorated from November 11, 2009 through December 31, 2009.

(4)
Dollar amounts in the Option Awards column reflect the aggregate grant date fair value of stock option awards granted. In November 2009, Mr. McGeachy was granted a stock option to purchase 20,000 shares of common stock. Mr. McGeachy's stock option vests and becomes exercisable in four equal cumulative installments on each successive anniversary date of the grant and has a contractual term of ten years. The Company computes the fair value of stock option awards using the Black-Scholes option pricing model. For additional discussion of the assumptions used to value Mr. McGeachy's stock option, refer to Note 11 to the Company's consolidated financial statements for the fiscal year ended December 31, 2009 in the Company's Form 10-K filed with the Securities and Exchange Commission on March 12, 2010.

        Mr. Ligon will be compensated for serving as a director effective as of January 1, 2010. Additionally, in March 2010, Mr. Ligon was granted a stock option to purchase 20,000 shares of common stock. Mr. Ligon's stock option vests and becomes exercisable in four equal cumulative installments on each successive anniversary date of the grant and has a contractual term of ten years.

 EXECUTIVE COMPENSATION

Introduction

        The following discussion should be read in conjunction with the various tables and accompanying narrative disclosures appearing in this Proxy Statement. Those tables and narrative provide more detailed information regarding the compensation and benefits awarded to, earned by, or paid to our Chief Executive Officer and the other executive officers named in the Summary Compensation Table.

        The Compensation Committee of our Board determines, or reviews and approves, forms of compensation provided to our Named Executive Officers, including stock compensation, to ensure that total compensation paid to those officers is fair, reasonable and competitive.

Philosophy

        Our philosophy is to reward executives based on individual performance as well as aligning executives' interest with those of our stockholders with the ultimate objective of improving stockholder value. We believe that total compensation and accountability should increase with position and responsibility. Consistent with this philosophy, total compensation is higher for individuals with greater responsibility and greater ability to influence the Company's targeted results and strategic initiatives. The Compensation Committee has structured compensation to establish a relationship between executive pay and the Company's performance that we believe has the elements required to attract, retain and motivate key executives.

Compensation Elements

        Named Executive Officers are compensated primarily through a combination of base salary, performance-based incentive cash bonuses and equity-based compensation.

Base Salary

        In determining base salary levels, the Compensation Committee considers the difficulty and scope of the job, the competitive market pay levels among companies with which we compete for talent and the executive's performance. To determine the competitive market pay levels, the Compensation Committee considers several factors, including peer company performance and individual pay levels at those peer companies and the executives' experience and performance.

Base Salaries—2009

        Mr. Hansen has served as our Chief Executive Officer since August 2009. Mr. Hansen's annual base salary ($430,000) was based upon the judgment of the Compensation Committee taking into account the factors described above.

        Mr. Hessong served as the Company's Chief Financial Officer from December 2000 to May 2008, and as the Company's Vice President—Finance, Treasurer, and Secretary from May 2006 to May 2008. Mr. Hessong resigned as our Chief Financial Officer and Vice President effective May 13, 2008. On February 9, 2009, we entered into an agreement with Mr. Hessong to serve as our Interim Chief Executive Officer, where he served until August 1, 2009. We paid Mr. Hessong $291,000 for his services as our Interim Chief Executive Officer. These payments were based upon the judgment of the Compensation Committee taking into account the factors described above.

        Mr. Carroll served as our Senior Vice President of Marketing from January 2008 and then as our Chief Executive Officer and President from May 20, 2008 to February 10, 2009 at which time Mr. Carroll resigned. Mr. Carroll's annual base salary, both as our Senior Vice President of Marketing

($250,000) and then as our Chief Executive Officer and President ($300,000) were based upon the judgment of the Compensation Committee taking into account the factors described above.

        Ms. Peterson has served as our Chief Financial Officer since July 7, 2008. Ms. Peterson's annual base salary ($250,000) was based upon the judgment of the Compensation Committee taking into account the factors described above.

        Mr. O'Neil has served as our Vice President—International since July 2007. Mr. O'Neil's annual base salary ($145,000) was based upon the judgment of the Compensation Committee taking into account the factors described above.

        The amount of base salary paid to our Named Executive Officers is shown in the Summary Compensation Table below.

Bonus

        Bonuses are intended to reward behavior and results that assist in meeting the Company's business, strategic and financial goals. The opportunity to earn, and the amount of, a bonus is determined in accordance with criteria established by the Board or Compensation Committee and may include Company business objectives, Company earnings or other financial criteria applicable to the executive, the Company or both.

        Per Mr. Hansen's employment agreement, Mr. Hansen was guaranteed a one-time bonus of $75,000, so long as Mr. Hansen remained continuously employed with the Company through December 31, 2009, to be made in a single sum cash payment on or before March 15, 2010. Additionally, per Mr. Hansen's employment agreement, Mr. Hansen is eligible for an annual incentive bonus in an amount determined by the Compensation Committee or the Board in its sole discretion.

        Per Ms. Peterson's employment agreement, Ms. Peterson is eligible for an annual incentive bonus, up to 40% of Ms. Peterson's annual base salary, as determined by the Compensation Committee or the Board in its sole discretion.

        Per Mr. O'Neil's employment agreement, Mr. O'Neil was eligible (for 2009) for an annual incentive bonus, up to 25% of Mr. O'Neil's annual base salary, as determined by the Compensation Committee or the Board in its sole discretion. Mr. O'Neil's employment agreement was amended (effective as of March 1, 2010) to, among other things, raise the amount of the annual bonus to which Mr. O'Neil is eligible from 25% of his base salary up to 40% of his base salary.

        Discretionary bonuses are made entirely at the discretion of the Compensation Committee or the Board, based upon recommendations by the Chief Executive Officer.

Bonus—2009

        As part of Mr. Hansen's negotiated employment agreement as our Chief Executive Officer and President, Mr. Hansen received a one-time bonus of $75,000.

        Ms. Peterson received a discretionary bonus in the amount of $12,000 as determined by the Company's Compensation Committee.

        Mr. O'Neil received a discretionary bonus in the amount of $60,000 as determined by the Company's Compensation Committee.

        The amount of bonus paid to our Named Executive Officers is shown in the "Bonus" column of the Summary Compensation Table below.

Equity Based Compensation Awards

        Equity based incentive compensation is intended to align the interests of the Company's executives with the interests of the stockholders. We believe that it also allows the Company to attract able individuals and to provide a means whereby those individuals, upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, reinforcing their concern for the welfare of the Company. We do not currently have an established plan of granting equity-based compensation awards on a regular or on-going basis. The Compensation Committee may, if deemed necessary and desirable, grant equity-based compensation awards to any officer or employee of the Company for such number of shares of common stock as the Compensation Committee may deem to be in the best interest of the Company. Equity grants are made at the discretion of the Compensation Committee.

        The following equity based compensation awards were granted to Named Executive Officers in 2009:

Name	Option Awards(1)
#
Thomas C. Hansen(2)	350,000

(1)
See Outstanding Equity Awards at Fiscal Year-End Table below for further information.

(2)
Stock options granted to Mr. Hansen pursuant to his employment agreement.

Retirement Program

        Our executive officers are eligible to participate in the same qualified retirement program available to the employees Heeling Sports Limited (a Texas limited partnership and wholly-owned subsidiary of Heelys, Inc.). The program consists of a 401(k) plan.

        The incremental value of benefits provided to the Named Executive Officers under this program is included in the "All Other Compensation" column of the Summary Compensation Table below.

Perquisites and Other Personal Benefits

        Mr. O'Neil has relocated to Belgium to manage our international operations. Mr. O'Neil's annual base salary is subject to adjustment each calendar quarter during the term of his employment agreement to ensure that he has received during each calendar quarter a Euro net equivalent of US$6,625 per month after certain deductions from Mr. O'Neil's salary, and the Company will reduce Mr. O'Neil's base salary by the amount of any housing allowance the Company pays or has paid on Mr. O'Neil's behalf.

        In 2009, Mr. O'Neil, pursuant to his employment agreement, was reimbursed for certain expenses related to domicile in a foreign country. These expenses included travel to the United States, automobile lease expenses, housing expenses and gross up of wages for payment of personal income taxes if necessary to pay additional income taxes on Mr. O'Neil's earnings (in excess of the taxes deducted from Mr. O'Neil's earnings).

        The value of these benefits is included in the "All Other Compensation" column of the Summary Compensation Table below.

Equity Award Grant Policy

        In June 2006, the Company adopted the 2006 Stock Incentive Plan. The 2006 Stock Incentive Plan provides for the granting of equity awards in the form of stock options.

        Equity awards are granted at the discretion of the Compensation Committee.

        As of April 15, 2010, there were 788,335 shares of our common stock remaining available that may be granted to employees, consultants and nonemployee directors of the Company under the 2006 Stock Incentive Plan. Stockholder approval would be necessary to increase the number of shares available for equity-based compensation awards.

Compliance with Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers, unless such compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation for Section 162(m) purposes, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by the Company's stockholders. We expect that all compensation paid in 2008 and 2009 to the executive officers under the plans and programs described above will qualify for deductibility, either because the compensation is below the threshold for non-deductibility provided in Section 162(m) or the compensation qualifies as performance-based compensation.

EXECUTIVE COMPENSATION TABLES

        The following Summary Compensation Table sets forth information concerning the compensation paid to or earned by: (i) the Chief Executive Officer and (ii) the Company's other Named Executive Officers listed below. We refer to the individuals listed in the table below as the "Named Executive Officers" throughout this Proxy Statement. The compensation described in this table does not include medical, group life insurance or other benefits that are generally available to all of our salaried employees.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus (4)	Option Awards (5)	All Other Compensation (6)	Total
		$	$	$	$	$
Thomas C. Hansen(1)	2009	$187,057	$75,000	$434,000	$—	$696,057
Chief Executive Officer
Michael W. Hessong(2)	2009	$291,000	$—	$—	$—	$291,000
Interim Chief Executive Officer	2008	$96,250	$—	$—	$16,272	$112,522
Donald K. Carroll(3)	2009	$33,077	$—	$—	$165,605	$198,682
Chief Executive Officer	2008	$281,250	$70,769	$425,000	$9,200	$786,219
Lisa K. Peterson	2009	$250,000	$12,000	$—	$5,650	$267,650
Chief Financial Officer	2008	$121,314	$34,808	$252,000	$—	$408,122
John W. O'Neil	2009	$145,000	$60,000	$—	$91,564	$296,564
Vice President, International	2008	$145,000	$29,000	$88,200	$130,090	$392,290

(1)
Mr. Hansen has served as our Chief Executive Officer since August 1, 2009.

(2)
Mr. Hessong served as the Company's Chief Financial Officer from December 2000 to May 2008, and as the Company's Vice President—Finance, Treasurer, and Secretary from May 2006 to May 2008. Mr. Hessong resigned as our Chief Financial Officer and Vice President effective May 13, 2008. On February 9, 2009, we entered into an agreement with Mr. Hessong to serve as our Interim Chief Executive Officer. Mr. Hessong served as our Interim Chief Executive Officer until August 1, 2009. We paid Mr. Hessong $291,000 for his services as our Interim Chief Executive Officer.

(3)
Mr. Carroll served as our Senior Vice President of Marketing from January 2008 and then as our Chief Executive Officer and President from May 20, 2008 to February 10, 2009 at which time Mr. Carroll resigned.

(4)
Amounts consist of cash incentive compensation awards earned for services rendered during the year.

(5)
Dollar amounts in the Option Awards column reflect the aggregate grant date fair value of stock option awards granted during the fiscal year. Stock options granted vest and become exercisable in four equal cumulative installments on each successive anniversary date of the grant and have a contractual term of ten years. Mr. Hansen was granted a stock option to purchase 350,000 shares of common stock in September 2009; Mr. Carroll an option to purchase 100,000 shares in March 2008 and an option to purchase 100,000 shares in August 2008; Ms. Peterson an option to purchase 100,000 shares in August 2008; and Mr. O'Neil an option to purchase 35,000 in August 2008. The Company computes the fair value of stock option awards using the Black-Scholes option pricing model. For a discussion of the assumptions made in the valuation reflected in the Option

  Awards column, refer to Note 11 to the Company's consolidated financial statements for the fiscal year ended December 31, 2009 in the Company's Form 10-K filed with the Securities and Exchange Commission on March 12, 2010.

(6)
The amounts in this column are explained in the Other Compensation Table that follows the Summary Compensation Table.

        The following table reflects the items included in the "All Other Compensation" column of the Summary Compensation Table shown above.

OTHER COMPENSATION TABLE

Name	Year	401(k)	Severance (1)	Other (2)	Total
		$	$	$	$
Thomas C. Hansen	2009	$—	$—	$—	$—
Chief Executive Officer
Michael W. Hessong	2009	$—	$—	$—	$—
Interim Chief Executive Officer	2008	$6,500	$9,772	$—	$16,272
Donald K. Carroll	2009	$1,759	$163,846	$—	$165,605
Chief Executive Officer	2008	$9,200		$—	$9,200
Lisa K. Peterson	2009	$5,650	$—	$—	$5,650
Chief Financial Officer	2008	$—	$—	$—	$—
John W. O'Neil	2009	$3,261	$—	$88,303	$91,564
Vice President, International	2008	$9,086	$—	$121,004	$130,090

(1)
Amounts reported in the table above for Michael W. Hessong are for payment of earned but unused vacation time at time of resignation. Amounts reported in the table for Donald K. Carroll are for payments made in connection with a Severance and General Release Agreement (the "SGR Agreement") that the Company and Mr. Carroll entered into upon his resignation as Chief Executive Officer. Under the SGR Agreement, Mr. Carroll received $150,000 in severance payments and $13,846 for payment of earned but unused vacation time at time of resignation.

(2)
Amounts for fiscal year 2009 reflected in the table above for Mr. O'Neil includes $7,788 base salary adjustments, $46,955 housing expense, $8,934 of travel expenses, $13,557 automobile lease expense and $11,069 for gross up of wages for payment of taxes. Amounts for fiscal year 2008 reflected in the table above for Mr. O'Neil includes $46,477 base salary adjustments (including adjustments for housing expense paid directly by Mr. O'Neil), $32,790 commission paid on the sale of Mr. O'Neil's residence in the United States, $11,680 of travel expenses, $2,800 automobile lease expense, $10,258 additional housing expense and $16,999 gross up of wages for payment of taxes. All amounts were paid pursuant to Mr. O'Neil's employment agreement and are directly related to his relocation to Belgium to manage our international operations.

        The following table sets forth information concerning equity awards for each Named Executive Officer that remained outstanding as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price($)	Option Expiration Date
		#	#	$
Thomas C. Hansen	09/24/09	—	350,000	$2.39	09/24/19
Lisa K. Peterson	08/29/08	25,000	75,000	$5.07	08/29/18
John W. O'Neil	08/31/07	7,500	7,500	$9.23	08/31/17
John W. O'Neil	08/29/08	8,750	26,250	$5.07	08/29/18

(1)
Stock options granted vest and become exercisable in four equal installments on each successive anniversary date of grant and have a contractual term of ten years.

OPTION EXERCISES

        There were no stock options exercised during 2009 with respect to the Named Executive Officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreement

        We entered into an employment agreement with Mr. Hansen in July of 2009. We entered into an employment agreement with Ms. Peterson in August of 2008. We entered into a new employment agreement with Mr. O'Neil in October of 2008, which was amended on February 18, 2010. Each of the employment agreements is subject to an automatic annual one-year renewal, unless either we or the employee provides 90-day advance notice of termination before the end of the employee's term. The employment agreements entitle the executives to receive certain payments, depending on the manner in which he or she is terminated.

        If the executive's employment is terminated by the executive's disability, by the company for cause (as defined in the employment agreements), by the executive upon notice of non-renewal, by the executive at any time without good reason (as defined in the employment agreements), or by the company upon notice of non-renewal, the employee is not entitled to receive payment of any severance benefits (as defined in the employment agreements). The employment agreements, however, entitle terminated employees, including those employees terminated by reason of the foregoing, to receive any unpaid salary, bonuses, reimbursable expenses, or benefits, as well as an amount equal to all unused vacation pay.

        If the executive is terminated for good reason or without cause, each of the respective employment agreements entitle the respective executive to receive an amount equal to her or his base salary for a period of six months (one year for Mr. Hansen), plus an additional period equivalent to four weeks for every year of her or his service to the company in excess of five years, to be capped at 78 weeks of base salary severance. The company will pay the severance benefits in accordance with the company's normal payroll policies. If Ms. Peterson or Mr. O'Neil accepts employment with another employer following her or his termination, the severance payments will be reduced to the difference (if any) between such executive's base salary as of the termination date and the executive's base compensation with such new employer, and such modified payments will be made in equal installments during the remainder of the severance period (as defined in the employment agreements). In addition, all of the executives will be reimbursed for the cost of the monthly health insurance premiums payable by such executive to maintain coverage for such executive and his/her dependents for up to 18 months after his/her termination for good reason or without cause.

        If the executive is terminated without cause following a change of control (as defined in the employment agreements), she or he is entitled to receive an amount equal to her or his base salary for a period of one year plus a period equivalent to one month for every year of her or his service to the company in excess of five years. Such amounts will be paid in accordance with the company's normal payroll policies. In addition, the executive will be reimbursed for the cost of the monthly health insurance premiums payable by such executive to maintain coverage for such executive and his/her dependents for up to 18 months after his/her termination without cause following a change of control.

        In the event of an Ms. Peterson's or Mr. O'Neil's death, her or his estate will be entitled to receive an amount equal to the executive's then current annual base salary for a period of nine weeks, paid in accordance with the company's normal payroll policies.

        Before receiving any of the payments described above, the executive must sign a general release that releases any and all claims the executive may have against the company. Each employment agreement prohibits the executive from disclosing our confidential or proprietary information. Such agreements also contain certain non-competition and non-solicitation provisions which restrict the executive during the term of his employment and for a period of one year (and a period of 18 months for the non-solicitation and no-hire of employees and persons having a business relationship with the company) after the date of termination of his/her employment.

        If Mr. O'Neil terminates his employment for good reason, or if the company terminates him for any reason other than cause, the employment agreement governing such executive entitles him to reimbursement of up to $15,000 for any airfare and relocation expenses necessary to return to the United States if he is employed at such time in Belgium. In addition, Mr. O'Neil is entitled in the event of such termination to payment or reimbursement for the lease on his personal residence in Belgium for the lesser of one year or the remainder of the then current term on his lease.

        The stock option awards were granted to the Named Executive Officers under our 2006 Stock Incentive Plan. These awards, in accordance with the terms and conditions of the 2006 Stock Incentive Plan, provide for accelerated vesting upon a change of control.

        The following table illustrates the benefits that would be received by the Named Executive Officers assuming a hypothetical termination without cause occurring on the last business day of 2009.

Termination Without Cause

Name	Salary Continuation(1)	Accrued Vacation	Health Insurance(2)	Other(3)	Total
	$	$	$	$	$
Thomas C. Hansen	$430,000	$13,851	$17,946	$—	$461,797
Lisa K. Peterson	$125,000	$4,087	$18,252	$—	$147,339
John W. O'Neil	$72,500	$—	$16,290	$26,395	$115,185

(1)
For Mr. Hansen, salary continuation benefits include an amount equal to annual base salary. For all other officers, salary continuation benefits include an amount equal to six months pay.

(2)
The amount shown above is the estimated current cost of health insurance premiums to maintain coverage for the Named Executive Officer and their dependents for 18 months, net of all premium costs (if any) executive would have paid had executive's employment continued through the severance period.

(3)
Estimated costs to pay, or reimburse Mr. O'Neil for the lease on his personal residence in Belgium ($11,395) and reimbursement of airfare and reasonable relocation expenses back to the United States ($15,000).

        The following table illustrates the benefits that would be received by the Named Executive Officers assuming a hypothetical change-in-control occurring on the last business day of 2009.

Change-In-Control

Name	Salary Continuation(1)	Accrued Vacation	Stock Option Acceleration(2)	Health Insurance(3)	Other(4)	Total
	$	$	$	$	$	$
Thomas C. Hansen	$430,000	$13,851	$—	$17,946	$—	$461,797
Lisa K. Peterson	$250,000	$4,087	$—	$19,908	$—	$273,995
John W. O'Neil	$145,000	$—	$—	$19,080	$26,395	$190,475

(1)
Salary continuation benefits include an amount equal to annual base salary.

(2)
Calculated as the intrinsic value per option, multiplied by the number of options that become immediately vested upon a change in control. The intrinsic value per option is calculated as the excess of the closing market price of Heelys' common stock on December 31, 2009 of $2.18 per share over the exercise price of the option. The market price of the Company's stock at December 31, 2009 was less than the exercise price for all options that would become immediately vested resulting in no intrinsic value for these options. The following number of options would have immediately vested upon change of control:

Name	Number of Options
#
Thomas C. Hansen	350,000
Lisa K. Peterson	75,000
John W. O'Neil	33,750
(3)
Estimated current cost of the health insurance premiums to maintain coverage for the Named Executive Officer and their dependents for 18 months. For Mr. Hansen the estimated cost of the health insurance premiums is net of all premium costs (if any) executive would have paid had executive's employment continued.

(4)
Estimated costs to pay, or reimburse Mr. O'Neil for the lease on his personal residence in Belgium ($11,395) and reimbursement of airfare and reasonable relocation expenses back to the United States ($15,000).

        The following table illustrates the benefits that would be received by the Named Executive Officers assuming a hypothetical death or disability occurring on the last business day of the fiscal year ended December 31, 2009.

Death

Name	Salary Continuation(1)	Accrued Vacation	Other(2)	Total
	$	$	$	$
Thomas C. Hansen	$—	$13,851	$—	$13,851
Lisa K. Peterson	$43,269	$4,087	$—	$47,356
John W. O'Neil	$25,096	$—	$26,395	$51,491

Disability

Name	Salary Continuation	Accrued Vacation	Other(2)	Total
	$	$	$	$
Thomas C. Hansen	$—	$13,851	$—	$13,851
Lisa K. Peterson	$—	$4,087	$—	$4,087
John W. O'Neil	$—	$—	$26,395	$26,395

(1)
Salary continuation benefits include an amount equal to nine weeks of executive's base salary, payable in installments in accordance with the normal payroll policies of the Company.

(2)
Estimated costs to pay, or reimburse Mr. O'Neil for the lease on his personal residence in Belgium ($11,395) and reimbursement of airfare and reasonable relocation expenses back to the United States ($15,000).

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the Company's audited financial statements presented in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which include the consolidated balance sheets of the Company as of December 31, 2008 and 2009, and the related consolidated statements of operations, stockholders' equity and comprehensive income(loss) and cash flows for each of the two years in the period ended December 31, 2009, and the notes thereto.

        For fiscal year 2009, the Audit Committee of the Board of Directors was composed of Samuel B. Ligon, Jerry R. Edwards and N. Roderick McGeachy, III, all of whom have been determined by the Board to be independent as required by the listing rules of the Nasdaq Stock Market. Mr. McGeachy began serving on the Audit Committee in November 2009.

        The Audit Committee acts under a written charter approved by the Board. A complete copy of the Audit Committee's charter is posted on the Investor Relations page at the Company's website at www.heelys.com under the heading "Governance" and the sub-heading "Committees & Charters." As stated in its charter, the Audit Committee assists the Board in monitoring the integrity of the Company's financial statements and independent registered public accounting firm's qualifications and independence. In carrying out these responsibilities, the Audit Committee met with the Company's management periodically to consider the adequacy of the objectivity of its financial reporting. The Audit Committee discussed these matters with Grant Thornton LLP, the Company's independent registered public accounting firm, and with the appropriate financial personnel.

        The Audit Committee reviewed with management and the independent registered public accounting firm the Company's 2009 audited financial statements and met with both management and the independent registered public accounting firm to discuss and review those financial statements and reports prior to issuance. Management has the primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls over the financial reporting. Management has represented and Grant Thornton LLP has indicated in its opinion to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, the financial condition and results of operations of the Company.

        The Audit Committee also received from, and discussed with, the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. As part of its efforts to ensure the independence of Heelys'

independent registered public accounting firm, the Audit Committee maintains a policy requiring the pre-approval by the Audit Committee of all services to be provided by the independent registered public accounting firm, and reviews all services actually performed by the independent registered public accounting firm in connection with its discussions regarding the independent registered public accounting firm's continued independence. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards Nos. 114 (The Auditor's Communication with those Charged with Governance), 115 (Communicating Internal Control Related Matters Identified in an Audit) and 116 (Interim Financial Information).

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE Samuel B. Ligon, Chairman Jerry R. Edwards N. Roderick McGeachy, III

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission; nor will such information be incorporated by reference into any of those prior filings, nor will such report be incorporated by reference into any future filings made by the Company under those statutes.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

  •
  employment agreements with certain executive officers, which are discussed above under the caption "Executive Compensation;"

  •
  compensation paid/to be paid to Ralph T. Parks, Jerry R. Edwards, N. Roderick McGeachy, III and Samuel B. Ligon for their service as a director, which is discussed above under the caption "Director Compensation;" and

  •
  the transactions described below.

Agreement with Donald K. Carroll

        Mr. Carroll served as our Chief Executive Officer and President from May 20, 2008 to February 2009. Effective February 10, 2009, Mr. Carroll resigned as our Chief Executive Officer and President. On February 10, 2009, the Company entered into a Severance and General Release Agreement (the "Severance Agreement") with Mr. Carroll in connection with his resignation.

        Under the Severance Agreement, Mr. Carroll received a sum of $150,000, paid in equal semi-monthly installments over the course of a six month period beginning on the first payroll period date after the date of the Severance Agreement and up to 6 months of reimbursements for health insurance. The Severance Agreement also provided for (1) reimbursement of Mr. Carroll's business expenses, (2) payment for Mr. Carroll's accrued and unused vacation and personal days in accordance with the Company's policies, and (3) a release by Mr. Carroll of certain claims. The Severance Agreement did not modify the restrictive covenants in Mr. Carroll's employment agreement with the Company, including the provisions regarding confidentiality, non-competition, non-solicitation, media statements, and non-disparagement.

Agreement with Michael W. Hessong

        Mr. Hessong served as the Company's Chief Financial Officer from December 2000 to May 2008, and as the Company's Vice President—Finance, Treasurer, and Secretary from May 2006 to May 2008 when he resigned from the Company. In connection with Mr. Carroll's resignation as our Chief Executive Officer and President, and by letter agreement dated February 9, 2009 (the "Agreement"), Michael W. Hessong served as Interim Chief Executive Officer and President of the Company beginning February 11, 2009. Pursuant to the Agreement, Mr. Hessong received $35,000 for each month of service. He initially served a term of two months, which was extended on a month to month basis by the mutual consent of Mr. Hessong and the Company, until Mr. Hessong's resignation on August 1, 2009. The Agreement did not provide Mr. Hessong with any employee benefits, but the Company did reimburse him for his routine business expenses.

Agreement with Patrick F. Hamner

        Mr. Hamner has served as one of our directors since May 2000 and as our Senior Vice President from May 2006. Effective as of April 30, 2008, Mr. Hamner resigned as our Senior Vice President, and entered into a Consulting Agreement with the Company. The Consulting Agreement will terminate on June 30, 2010, unless terminated earlier or the parties agree to extend the term. Under the Consulting Agreement, Mr. Hamner will provide the Company (i) consulting services relating to mergers and acquisitions, (ii) support services in connection with the prosecution or defense of any pending or future litigation, arbitration, business, or investigatory matter relating to the Company, and (iii) other services agreed upon by the parties. The primary compensation under the Consulting Agreement shall be (i) a fee for merger and acquisition services to be paid in 25 monthly installments of $10,780 per month beginning June 30, 2008, (ii) success fees more fully described in the Consulting Agreement and equal to varying percentages of the total value of certain mergers or acquisitions originated by Mr. Hamner, (iii) a fee of $125 per hour (up to a maximum of $1,000 per day) for litigation support services rendered, and (iv) a fee of $125 per hour (up to a maximum of $1,000 per day for actual time billed) for services rendered for matters other than merger and acquisition services or litigation support. The Company will also reimburse Mr. Hamner for his expenses incurred in connection with the performance of his services under the Consulting Agreement. Mr. Hamner will continue to remain as a member of the Company's Board and options previously granted to Mr. Hamner will continue to vest in accordance with the Heelys, Inc. 2006 Stock Incentive Plan so long as he is a member of the Company's Board.

Agreement with Capital Southwest Venture Corporation

        Capital Southwest Venture Corporation ("CSVC"), which is a wholly owned subsidiary of Capital Southwest Corporation, beneficially owns more than 5% of our outstanding common stock.

        In September 2006, we entered into an agreement with CSVC and certain of our other stockholders pursuant to which CSVC has the contractual right to designate (i) two persons to be included in management's slate of director nominees so long as it owns at least 15% of the outstanding shares of our common stock, and (ii) one such nominee so long as it owns at least 10%, but less than 15%, of the outstanding shares of our common stock. CSVC has designated Gary L. Martin and Jeffrey G. Peterson, both of whom are currently directors, as its designees for nomination to our Board.

        Mr. Martin is President, Chief Executive Officer and the Director of the Board of Directors of Capital Southwest Corporation. Mr. Peterson is a Vice President and an executive officer of Capital Southwest as well as the Chief Executive Officer of a company wholly-owned by Capital Southwest Corporation.

PRINCIPAL ACCOUNTING FEES AND SERVICES

        Grant Thornton LLP has been the Company's independent registered public accounting firm effective as of June 30, 2009. Deloitte & Touche LLP, who had served as the Company's independent registered public accounting firm since 2000, was dismissed as the Company's independent public accounting firm effective as of June 22, 2009. The change in the Company's independent public accounting firm was made in an effort to reduce the expense associated with the audit of the Company's financial statements. The Audit Committee has selected Grant Thornton LLP as the Company's independent accounting firm for the Company's fiscal year ending December 31, 2010. We expect representatives from Grant Thornton LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

        Aggregate fees for professional services rendered by Deloitte & Touche LLP and Grant Thornton LLP for the years ended December 31, 2008 and 2009 were as follows:

	Deloitte & Touche LLP	Deloitte & Touche LLP	Grant Thornton LLP
	2008	2009	2009
Audit Fees	$861,527	$46,732	$283,146
Audit-Related Fees	—	—	—
Tax Fees	$2,554	—	$3,180
All Other Fees	—	—	—

Total Fees	$864,081	$46,732	$286,326

        Audit Fees are fees (and expenses) billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by the Company's independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

        Tax Fees are fees billed for professional services rendered in connection with tax compliance, tax advice and tax consulting.

        Under the Audit Committee's charter, the Audit Committee must pre-approve all audits and, as required by law or regulation, any non-audit services provided by the Company's independent auditors and must not engage the Company's independent auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee, acting as a subcommittee or otherwise. The decisions of any member or members to whom pre-approval authority is delegated must be presented to the Audit Committee at its next scheduled meeting. All non-audit services were pre-approved by the Audit Committee.

 OTHER BUSINESS

        The Board of Directors does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business scheduled to come before the meeting. If any other matters are brought before the meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of Heelys and its stockholders. The proxies solicited by Heelys will confer discretionary authority on the persons named therein as proxies to vote on any matter presented at the meeting of which the Board of Directors did not have knowledge a reasonable time before Heelys printed and mailed these proxy materials.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

        If you intend to submit a stockholder proposal and request its inclusion in the 2011 proxy statement and form of proxy, such submission must be in writing and received by us no later than December 24, 2010 but no earlier than November 24, 2010. Any such proposal must comply with our By-Laws and the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

        Section 13 of Article 2 of our By-Laws provides that stockholders seeking to bring business before an annual meeting of stockholders, or a special meeting in lieu of an annual meeting, or to nominate candidates for election as directors at an annual meeting of stockholders or a special meeting to elect directors, must provide us with timely written notice of their proposal. To nominate any candidate for election as a director at any annual meeting of stockholders to elect any directors, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 nor more than 150 days before the date in the current year that corresponds to the date that we released our proxy statement to stockholders for the previous year's annual meeting. If, however, no meeting was held in the prior year, no proxy statement was released to stockholders for the prior year's meeting or the date of the annual meeting has been changed by more than 30 days from the date contemplated in the notice of annual meeting, notice by the stockholder in order to be timely must be received no later than the close of business on the 90th day before the date of the annual meeting or on the tenth day following the day on which the date of the annual meeting is first publicly announced or disclosed (including by sending or transmitting notice of the meeting), whichever is earlier. To be timely to nominate any candidate for election as a director at any special meeting of stockholders to elect any directors, a stockholder's notice must be delivered to and received at our principal executive offices no later than the tenth day following the day on which the date of the special meeting and the number of directors to be elected at that meeting is first publicly announced or disclosed.

        Our By-Laws also specify requirements as to the form and content of a stockholder's notice. Subject to the foregoing, our By-Laws specifically acknowledge CSVC's right to nominate directors in accordance with the agreement between CSVC and us.

 ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

        Our 2009 Annual Report to Stockholders, including financial statements for the year ended December 31, 2009, accompanies this Proxy Statement. Stockholders who wish to obtain an additional copy of our Annual Report and/or a copy of the Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2009, may do so without charge by viewing these documents on our website at http://investors.heelys.com or by writing to: Corporate Secretary, Heelys, Inc., 3200 Belmeade Drive, Ste 100, Carrollton, Texas 75006.

By Order of the Board of Directors:

Barbara A. Nagy Corporate Secretary

April 23, 2010

Appendix A

HEELYS, INC.
2006 STOCK INCENTIVE PLAN

(As Amended and Restated Effective May 20, 2010)

        1.    AMENDMENT AND RESTATEMENT OF PLAN.    The Heelys, Inc. 2006 Stock Incentive Plan became effective as of June 23, 2006, and applicable to the Options granted to each Grantee after prior approval of the Committee and by a vote of the stockholders of the Company. The Plan, as amended, is amended and restated as set forth herein, effective May 20, 2010. Awards granted under the Plan shall be subject to the terms and conditions of the Plan as set forth herein, as it may be amended from time to time.

        2.    PURPOSES.    The purposes of the Plan are to (i) offer selected Employees, including Officers, Directors and Consultants of the Company and its Affiliates an equity ownership interest and opportunity to participate in the growth and financial success of the Company, (ii) provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, (iii) create long-term value and to provide incentives to such Employees, Directors and Consultants by means of market-driven and performance-related Awards to achieve long-term performance goals and measures, and (iv) promote the growth and success of the Company's business by aligning the financial interests of Employees, Directors and Consultants with that of the other stockholders of the Company. Toward these objectives, the Plan provides for the grant of Options and, effective as of May 20, 2010, Restricted Stock Unit Awards, some of which may be Performance Awards.

        3.    DEFINITIONS.    As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:

        (a)   "Affiliate" means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any "parent corporation" of the Company, as defined in Section 424(e) of the Code or (B) any "subsidiary corporation" of the Company as defined in Section 424(f) of the Code, (C) any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the "affiliated group" as defined in Section 1504(a) of the Code of which the Company is the common parent, and (D) any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted; provided, however, that in each case the Affiliate must be consolidated in the Company's financial statements.

        (b)   "Award" means any right granted under the Plan, whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish.

        (c)   "Award Agreement" means a written agreement with a Grantee with respect to any Award, including any amendments thereto. Each Award Agreement shall be subject to the terms and conditions of the Plan.

        (d)   "Board" means the Board of Directors of the Company, as duly elected from time to time.

        (e)   "Cause" means the meaning set forth in a then-effective written employment agreement between the Grantee and the Company or an Affiliate or, in the absence of such a definition in a then-effective written employment agreement (in the determination of the Committee), shall mean (i) a failure by the Grantee to perform reasonably assigned duties to the Company or an Affiliate, but only if the failure by the Grantee to perform such duties continues after he has received notice from the

Company that his failure to perform constitutes "cause" for terminating his Continuous Service, (ii) dishonesty, willful misconduct or gross neglect by the Grantee in the discharge or performance of his duties to the Company or an Affiliate, (iii) an intentional violation or failure by the Grantee to satisfy any policy or written agreement with the Company or an Affiliate, (iv) the involvement by the Grantee in a transaction or act in connection with the performance of duties to the Company or any Affiliate which transaction or act is adverse to the interests of the Company or any Affiliate, (v) the engagement by the Grantee in unfair competition with the Company or any Affiliate, (vi) the use of alcohol or drugs by the Grantee in a manner that affects his job performance or could reasonably be expected to adversely affect the reputation of the Company or any Affiliate, or (vii) the conviction of, or plea of nolo contendere by the Grantee to, a charge of fraud, embezzlement, misappropriation, theft or other criminal conduct constituting a felony, or commission of a misdemeanor involving a crime of moral turpitude.

        (f)    "Change in Control" of the Company means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) fifty (50) percent or more of the combined voting power of the Company's then outstanding securities prior to a "Qualified Public Offering" (which, for purposes of the Plan, means the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offering and sale of the Company's common stock for the account of the Company in which the aggregate net proceeds to the Company equals or exceeds $20 million) or (B) twenty-five (25) percent or more of the combined voting power of the Company's then outstanding securities after a Qualified Public Offering; (ii) any change or changes in the composition of the Board within a two-year period as a result of which less than a majority of the directors are (A) persons who were directors at the beginning of that two-year period or (B) persons who were elected or nominated for election as directors with the affirmative vote or consent of at least a majority of the incumbent directors at the time of that election or nomination, but not including any person whose election or nomination was or is in connection with an actual or threatened proxy contest regarding the election of the Company's directors; (iii) the Company is merged or consolidated with another corporation or other entity (other than one or more Permitted Holders or any entity controlled by one or more Permitted Holders) and, as a result of the merger or consolidation, less than seventy-five (75) percent of the outstanding voting securities of the surviving or resulting corporation or other entity, as the case may be, are "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, immediately after the merger or consolidation by persons who or which beneficially owned the outstanding voting securities of the Company immediately before the merger or consolidation; or (iv) the Company transfers, sells or otherwise disposes of all or substantially all of its assets to another corporation or other entity which is not an Affiliate of the Company. For purposes of the Plan, "Permitted Holders" means Capital Southwest Venture Corporation and its affiliates and Roger R. Adams and his affiliates.

        (g)   "Chief Executive Officer" means the individual serving at any relevant time as the chief executive officer of the Company.

        (h)   "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

        (i)    "Committee" means the Compensation Committee, as constituted from time to time, of the Board that is appointed by the Board to administer the Plan, or if no such committee is appointed (or no such committee shall be in existence at any relevant time), the term "Committee" for purposes of the Plan shall mean the Board; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary or desirable in each case to satisfy such requirements with respect to Awards granted under the Plan. While the Common Stock is listed for trading on any national securities exchange or quoted on the Nasdaq Stock Market, the Committee's members shall also satisfy the "independence" criteria or be "independent directors" to the extent required under the rules and regulations of the exchange or the Nasdaq Stock Market, as applicable. While the Common Stock is not listed for trading on any national securities exchange or quoted on the Nasdaq Stock Market, within the scope of such authority, the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Awards, or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may assume any or all of the powers and responsibilities prescribed for the Committee, and to the extent it does so, the term "Committee" as used herein shall also be applicable to the Board.

        (j)    "Common Stock" means the Common Stock, $.001 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

        (k)   "Company" means Heelys, Inc., a Delaware corporation, or such other corporation which, pursuant to a spinoff, merger, consolidation or similar corporate transaction adopts and assumes the Plan with the consent of the Company and agrees to accept the duties, responsibilities and obligations of the Company under the Plan. References in the Plan to the Company shall refer to any such corporation which adopts and assumes the Plan.

        (l)    "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate and who is a "consultant or advisor" within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.

        (m)  "Continuous Service" means the provision of services to the Company or an Affiliate as an Employee, Director or Consultant which is not interrupted or terminated. Except as otherwise provided in a particular Award Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate as an Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

        (n)   "Covered Employee" means an Employee who would be subject to Section 162(m) of the Code such that on the last day of the taxable year, the Employee (i) is the principal executive officer of the Company (or is acting in such capacity), or (ii) if the total compensation of such Employee for that taxable year is required to be reported to stockholders of the Company under the Exchange Act by reason of such Employee being among the three highest compensated officers of the Company for that taxable year (other than the principal executive officer or the principal financial officer of the Company) as determined pursuant to the executive compensation disclosure rules under the Exchange

Act contained in Item 402 of Regulation S-K, as amended by the Securities and Exchange Commission on September 8, 2006.

        (o)   "Director" means a member of the Board.

        (p)   "Disability" means the "disability" of a person (i) as defined in a then-effective written employment agreement with the Company or an Affiliate that covers such person, (ii) if such person is not covered by a then-effective written employment agreement with the Company or an Affiliate, as defined in a then-effective long-term disability plan maintained by the Company that covers such person, or (iii) if neither a then-effective written employment agreement or a long-term disability plan exists at any relevant time covering such person, "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

        (q)   "Employee" means any person, including an Officer or Director, who is employed, within the meaning of Section 3401 of the Code, by the Company or an Affiliate, including any person who is considered a co-employee of the Company or an Affiliate and a professional employee organization. The payment of compensation by the Company or an Affiliate to a Director or Consultant solely with respect to such individual rendering services in the capacity of a Director or Consultant, however, shall not be sufficient to constitute "employment" by the Company or that Affiliate.

        (r)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

        (s)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock has an established market by virtue of being listed on any established stock exchange, traded on the Nasdaq Stock Market or the Nasdaq Capital Market or reported on the Over-the-Counter Bulletin Board published by the National Quotation Bureau, Inc., the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or if the Common Stock is listed or traded on more than one exchange or market, the exchange or market with the greatest volume of trading in the Common Stock) or reported on the Over-the Counter Bulletin Board on the day of determination (or if no such price or bid is reported on that day, on last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

           (ii)  In the absence of any such established market for the Common Stock, the Fair Market Value shall be determined in good faith by the reasonable application by the Committee of a reasonable valuation method in accordance with the Treasury regulations under Section 409A of the Code.

        (t)    "Grantee" means an Employee, Director or Consultant to whom an Award has been granted under the Plan.

        (u)   "Incentive Stock Option" means an Option granted to an Employee under the Plan that is designated in the Option Agreement to be an Incentive Stock Option and that meets the requirements of Section 422 of the Code.

        (v)   "Non-Employee Director" means a Director who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (w)  "Non-Qualified Stock Option" means an Option granted under the Plan that is not intended to be or which does not qualify as an Incentive Stock Option.

        (x)   "Officer" means a person who is an "officer" of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

        (y)   "Option" means an Award in the form of a stock option granted pursuant to Section 8 to an Optionee to purchase a specified number of shares of Common Stock during the Option period for a specified exercise price, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.

        (z)   "Option Agreement" means the Award Agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

        (aa) "Optionee" means an individual to whom an Option has been granted under the Plan.

        (bb) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an "affiliated corporation" at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (cc) "Performance Award" means a Restricted Stock Unit Award that becomes vested and earned solely on account of the attainment of a specified performance target in relation to one or more Performance Goals, and which is subject to such applicable terms, conditions, and limitations as the Committee may establish and set forth in the applicable Award Agreement in order to fulfill the objectives of the Plan.

        (dd) "Performance Goals" mean, with respect to any Performance Award, the business criteria (and related factors) selected by the Committee to measure the level of performance of the Company during the Performance Period, in each case, prepared on the same basis as the financial statements published for financial reporting purposes, except as adjusted pursuant to Section 9(g)(iv). The Committee may select as the Performance Goal for a Performance Period any one or combination of the following Company measures, as interpreted and defined by the Committee, which measures (to the extent applicable) will be determined in accordance with generally accepted accounting principles ("GAAP"):

            (i)  Net income as a percentage of revenue;

           (ii)  Earnings per share;

          (iii)  Return on net assets employed before interest and taxes (RONAEBIT);

          (iv)  Operating margin as a percentage of revenue;

           (v)  Safety performance relative to industry standards and the Company annual target;

          (vi)  Strategic team goals;

         (vii)  Net operating profit after taxes;

        (viii)  Net operating profit after taxes per share;

          (ix)  Return on invested capital;

           (x)  Return on assets or net assets;

          (xi)  Total stockholder return;

         (xii)  Relative total stockholder return (as compared with a peer group of the Company);

        (xiii)  Absolute return on capital employed;

        (xiv)  Relative return on capital employed (as compared with a peer group of the Company);

         (xv)  Earnings before income taxes;

        (xvi)  Net income;

       (xvii)  Free cash flow;

      (xviii)  Free cash flow per share;

        (xix)  Revenue (or any component thereof);

         (xx)  Revenue growth; or

        (xxi)  If applicable, any other performance objective approved by the stockholders of the Company in accordance with Section 162(m) of the Code.

        (ee) "Performance Period" means that period established by the Committee at the time any Performance Award is granted or, except in the case of any grant to a Covered Employee, at any time thereafter, during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

        (ff)  "Plan" means this Heelys, Inc. 2006 Stock Incentive Plan, as amended and restated effective May 20, 2010, as set forth herein and as it may be amended from time to time.

        (gg) "Plan Schedule" means a schedule that constitutes a part of the Plan and details certain particulars with respect to the Plan and Performance Awards hereunder for one or more Performance Periods, including the relative Performance Goals, specific performance factors and targets related to these Performance Goals, award criteria, and the targeted amounts of each Performance Award granted to a Grantee. Each Plan Schedule shall be adopted by the Committee or shall be prepared by the appropriate officers of the Company based on resolutions, minutes or consents adopted by the Committee. There may be more than one Plan Schedule under the Plan. Each Plan Schedule is incorporated herein by reference and thereby made a part of the Plan, and references herein to the Plan shall include the Plan Schedule.

        (hh) "Qualifying Shares" means shares of Common Stock which either (i) have been owned by the Optionee for more than six (6) months and have been "paid for" within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Optionee in the public market.

         (ii)  "Regulation S-K" means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

        (jj)   "Restricted Stock Unit Agreement" means the Award Agreement evidencing the grant of a Restricted Stock Unit Award executed by the Company and the Grantee, including any amendments thereto.

        (kk) "Restricted Stock Unit Award" means an Award granted pursuant to Section 9.

        (ll)   "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

        (mm)  "Section" means a section of the Plan unless otherwise stated or the context otherwise requires.

        (nn) "Securities Act" means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

        (oo) "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

        4.    TYPES OF AWARDS AVAILABLE UNDER THE PLAN.    Awards granted under the Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, and (c) Restricted Stock Unit Awards, which may be granted as Performance Awards, as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under the Plan or that may be awarded under a Restricted Stock Unit Award under the Plan are shares of Common Stock.

        5.    SHARES SUBJECT TO PLAN.

        (a)    Maximum Shares Subject to Plan.    Subject to adjustment pursuant to Section 14(a), the aggregate number of Common Stock shares with respect to which Awards may be granted under the Plan shall not exceed 2,972,725 shares, of which 2,184,390 shares are subject to previously granted and/or outstanding Options and 788,335 shares remain available for future grants of Awards. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. The number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled, or that expires without being exercised, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available to be subject to Awards under the Plan. Nothing in this Section 5 shall impair the right of the Company to reduce the number of outstanding shares of Common Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Common Stock shall (i) impair the validity of any outstanding Award, whether or not that Award is fully vested or fully exercisable, or (ii) impair the status of any shares of Common Stock previously issued pursuant to an Award as duly authorized, validly issued, fully paid, and nonassessable. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Common Stock, or (ii) Common Stock held in the treasury of the Company, in each case as the Committee may determine from time to time in its sole discretion.

        (b)    Registration and Listing of Shares.    From time to time, the Board and appropriate Officers shall be and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges and other appropriate persons to register, list and otherwise make shares of Common Stock available for issuance pursuant to Awards.

        6.    ELIGIBILITY.    Awards other than Incentive Stock Options may be granted to Employees, Officers, Directors, and Consultants. Incentive Stock Options may be granted only to individuals who are Employees on the date of grant (including Officers and Directors who are also Employees), as limited by clause (iii) of Section 3(a). The Committee, in its sole discretion, shall select the recipients of Awards. A Grantee may be granted more than one Award under the Plan and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Officer, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

        7.    LIMITATION ON INDIVIDUAL AWARDS.    Subject to the provisions of Section 14(a), the maximum number of shares of Common Stock that may be subject to Awards granted to any one person under the Plan during any calendar year shall not exceed 2,972,725 shares of Common Stock. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan, where appropriate and intended, to constitute "performance-based compensation" for purposes of Section 162(m) of the Code, including counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Common Stock subject to Options or other Awards that are canceled, repriced or terminate without being exercised.

        8.    OPTIONS.

        (a)    Grant of Options.    An Option is a right to purchase shares of Common Stock during the option period for a specified exercise price. The Committee shall determine (i) whether each Option shall be granted as an Incentive Stock Option or as a Non-Qualified Stock Option, and (ii) the provisions, terms, and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, right of first refusal provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option.

        (b)    Limitations on Incentive Stock Options.    The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 8(b), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

        (c)    Acquisitions and Other Transactions.    Notwithstanding the provisions of Section 10(d), in the case of an Option issued or assumed pursuant to Section 10(g), the exercise price and number of shares for the Option shall be determined in accordance with the principles of Section 424(a) of the

Code and the Treasury regulations promulgated thereunder. The Committee may, from time to time, cause the Company to assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of the Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for, outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction.

        (d)    Payment on Exercise.    Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee and approved by the Committee, in one or more of the following methods which must be stated in the Option Agreement (at the date of grant with respect to any Option granted as an Incentive Stock Option) and where permitted by law: (i) if the Common Stock has an established market as described in clause (i) of Section 3(s), through a "same day sale" arrangement between the Optionee and a broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc. (a "FINRA Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if the Common Stock has an established market as described in clause (i) of Section 3(s), through a "margin" commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the exercise price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; or (iii) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company). No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.

        9.    RESTRICTED STOCK UNIT AWARDS.

        (a)    Restricted Stock Unit Awards.    A Restricted Stock Unit Award is the grant of units, with no cash consideration for such units, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee, with one unit entitling a Grantee to one share of Common Stock upon fulfillment of the vesting restrictions and forfeiture provisions determined by the Compensation Committee. The Committee may determine to grant Restricted Stock Unit Awards as Performance Awards subject to the requirements of Section 9(g).

        (b)    Forfeiture Restrictions.    Units that are the subject of a Restricted Stock Unit Award may be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the units to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets (which may be Performance Goals) established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee. A Restricted Stock Unit Award performance factor, if any, shall be based upon the achievement of performance goals by the Company, Affiliate, or upon such individual performance factors or upon such other criteria as the Committee may deem appropriate. Restriction periods may overlap and Grantees may participate simultaneously with respect to Restricted Stock Unit Awards that are subject to different restriction periods and different time and/or performance factors and criteria. The Forfeiture Restrictions applicable to a particular Restricted Stock Unit Award (which may differ from any other Restricted Stock Unit Award) shall be stated in the Restricted Stock Unit Agreement.

        (c)    Rights as Stockholder.    A Grantee of units shall not have the right to dividends with respect to any of the shares of Common Stock that may become issuable pursuant to a Restricted Stock Unit Award, to vote any such shares of Common Stock, or to enjoy any other stockholder rights with respect to any such shares of Common Stock until the Forfeiture Restrictions expire and those shares of Common Stock are actually issued in settlement of that Restricted Stock Unit Award.

        (d)    Stock Certificate Delivery.    One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly (and, in no event, more than 90 days) after, and only after, the Forfeiture Restrictions have expired. The Grantee, by his acceptance of the Restricted Stock Unit Award, agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and agrees that such provisions regarding transfers of forfeited shares shall be specifically performable by the Company in a court of equity or law.

        (e)    Forfeiture of Units.    Unless otherwise provided in a Restricted Stock Unit Agreement, on termination of the Grantee's Continuous Service prior to lapse of the Forfeiture Restrictions, the units which are still subject to the Forfeiture Restrictions under the Restricted Stock Unit Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the units subject to the Restricted Stock Unit Award shall cease and terminate, without any further obligation on the part of the Company.

        (f)    Waiver of Forfeiture Restrictions; Committee's Discretion.    With respect to a Restricted Stock Unit Award that has been granted to a Covered Employee where such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code, the Committee may not waive the Forfeiture Restrictions applicable to such Restricted Stock Unit Award.

        (g)    Performance Awards.    In the case of any Restricted Stock Unit Award to any person who is or may become a Covered Employee during the Performance Period or before payment of the Award, the Committee may grant the Restricted Stock Unit Award as a Performance Award that is intended to comply with the requirements of Section 162(m) of the Code, as determined by the Committee, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Agreement, subject to the provisions below:

            (i)  Performance Period.    Performance Awards will be awarded in connection with a Performance Period, as determined by the Committee in its discretion; provided, however, that a Performance Period may be no shorter than twelve (12) months.

           (ii)  Eligible Participants.    For each Performance Period, the Committee will determine the Employees, if any, who will be eligible to receive a Performance Award with respect to that Performance Period. The Committee may elect to determine the Covered Employees who will be eligible to receive a Performance Award with respect to any such Performance Period that is intended to constitute "performance-based compensation" for purposes of Section 162(m) of the Code after the commencement of that Performance Period as long as the Committee's determinations are made in writing by not later than ninety (90) days after the commencement of that Performance Period and the outcome is substantially uncertain at the time that the determinations are made. The Committee shall provide an Award Agreement to each Grantee who receives a grant of a Performance Award under the Plan as soon as administratively feasible after such Grantee receives such Award. An Award Agreement for a Performance Award shall specify the applicable Performance Period, and the Performance Goals, specific performance factors and targets related to the Performance Goals, award criteria, and the targeted amount of his

  Performance Award, as well as any other applicable terms of the Performance Award for which he is eligible.

          (iii)  Performance Goals; Specific Performance Targets; Award Criteria.

            (A)  For each Performance Period, the Committee shall fix and establish in writing (1) the Performance Goals that will apply to that Performance Period; (2) with respect to Performance Goals, the specific performance factors and targets related to each Grantee and, if achieved, the targeted amount of his Performance Award; and (3) subject to Section 9(g)(iv), the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee shall also set forth the minimum level of performance, based on objective factors and criteria, that must be attained during the Performance Period before any Performance Goal is deemed to be attained and any Performance Award will be earned and become payable, and the percentage of the Performance Award that will become earned and payable upon attainment of various levels of performance that equal or exceed the minimum required level. The Committee may elect to determine the Performance Goals and make the other determinations described in the preceding sentences of this Section 9(g)(iii)(A) with respect to each Performance Award awarded for that Performance Period after the commencement of that Performance Period as long as all such required determinations are made by the Committee with respect to any such Performance Award to a Covered Employee that is intended to constitute "performance-based compensation" for purposes of Section 162(m) of the Code by not later than ninety (90) days after the commencement of that Performance Period and the outcome is substantially uncertain at the time that the required determinations are made. The Committee shall prepare and adopt the Plan Schedule for a particular Performance Period prior to the applicable deadline for that Performance Period specified in this Section 9(g)(iii)(A).

            (B)  The Committee may, in its discretion, select Performance Goals and specific performance factors and targets that measure the performance of the Company or one or more business units, divisions or Affiliates. The Committee may select Performance Goals and specific performance targets that are absolute or relative to the performance of one or more peer companies or an index of peer companies. Performance Awards awarded to Grantees who are not Covered Employees will be based on the Performance Goals and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Goals and formulas may be the same as or different than the Performance Goals and formulas that apply to Covered Employees.

          (iv)  Adjustments.

            (A)  In order to assure the incentive features of the Plan and to avoid distortion in the operation of the Plan, the Committee may make adjustments in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it for any Performance Period under this Section 9(g) whether before or after the end of the Performance Period to the extent it deems appropriate in its sole discretion, which shall be conclusive and binding upon all parties concerned, to compensate for or reflect any extraordinary changes which may have occurred during the Performance Period which significantly affect factors that formed part of the basis upon which such Performance Goals, specific performance targets related to those Performance Goals and award criteria were determined. Such changes may include, without limitation, changes in accounting practices, tax, regulatory or other laws or regulations, or economic changes not in the ordinary course of business cycles. The Committee also reserves the right to adjust Performance Awards to insulate them from the effects of unanticipated, extraordinary, major business developments, e.g., unusual events such as a special asset writedown, sale of a division, etc. The determination of financial performance achieved for any Performance Period may, but need not be, adjusted by the Committee to reflect such extraordinary, major business developments. Any such determination shall not be affected by subsequent adjustments or restatements.

            (B)  In the event of any change in outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of Common Stock or other similar corporate change, the Committee shall make such adjustments, if any, that it deems appropriate in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it under this Section 9(g) for any Performance Period not then completed; any and all such adjustments to be conclusive and binding upon all parties concerned.

            (C)  Notwithstanding the foregoing provisions of this Section 9(g)(iv), with respect to a Performance Award to a Covered Employee that is intended to be "performance-based compensation" for purposes of Section 162(m) of the Code, the Committee shall not have any discretion granted by this Section 9(g)(iv), to the extent reserving or exercising such discretion would cause any such Performance Award not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

           (v)  Payment; Certification.    No Performance Award will vest or be deemed earned and payable with respect to any Covered Employee or other Employee subject to the reporting requirements of Section 16(a) of the Exchange Act until the Committee certifies in writing the level of performance attained for the Performance Period in relation to the applicable Performance Goals. For purposes of this Section 9(g)(v), approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification. In applying Performance Goals, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Section 14 and the cumulative effect of changes in the law, regulations or accounting rules), and may determine no later than ninety (90) days after the commencement of any applicable Performance Period to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

          (vi)  Section 162(m) of the Code.    To the extent that it is the intent of the Company and the Committee that any Performance Awards be "performance-based compensation" for purposes of Section 162(m) of the Code, this Section 9(g) shall be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code and related regulations and the Plan shall be operated so that the Company may take a full tax deduction for such Performance Awards. If any provision of the Plan or any Performance Award would otherwise frustrate or conflict with this intent, that provision shall be interpreted and deemed amended so as to avoid this conflict and such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with the requirements of Section 162(m) of the Code without invalidating the remaining provisions hereof. With respect to any intended compliance with Section 162(m) of the Code, if the Plan does not contain any provision required to be included herein under Section 162(m) of the Code, such provisions shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

        10.    GENERAL PROVISIONS REGARDING AWARDS.

        (a)    Form of Award Agreement.    Each Award granted under the Plan shall be evidenced by a written Award Agreement in such form (which need not be the same for each Grantee) as the Committee from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

        (b)    Awards Criteria.    In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Grantee as it deems appropriate. The terms of an Award Agreement may provide that the amount payable as an Award may be adjusted for dividends or dividend equivalent.

        (c)    Date of Grant.    The date of grant of an Award will be the date specified by the Committee as the effective date of the grant of an Award or, if the Committee does not so specify, will be the date on which the Committee makes the determination to grant such Award. The Award Agreement evidencing the Award will be delivered to the Grantee with a copy of the Plan and other relevant Award documents within a reasonable time after the date of grant.

        (d)    Stock Price.    The exercise price or other measurement of stock value relative to any Award shall be the price determined by the Committee (but, if required by applicable law, shall be not less than the par value of the shares of Common Stock on the date of grant of the Award). The exercise price of any Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. In addition, the exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option.

        (e)    Period of Award.    Awards shall be exercisable or payable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in an Option Agreement, Options shall terminate on (and no longer be exercisable or payable after) the date that is the earlier of: (i) ten (10) years from the date of grant of the Option; (ii) for an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years from the date of grant of the Option; (iii) three (3) months after the Optionee is no longer serving in any capacity as an Employee, Consultant or Director of the Company for a reason other than termination of the Optionee's Continuous Service for Cause, or the death or Disability of the Optionee; (iv) one (1) year after death of the Optionee; (v) one (1) year after Disability of the Optionee; or (vi) immediately upon termination of the Optionee's Continuous Service for Cause.

        (f)    Transferability of Awards.    Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Grantee only by or to the Grantee; provided, that the Grantee may designate persons who or which may exercise or receive his Awards following his death. Notwithstanding the preceding sentence, an Award Agreement, other than an Option Agreement for an Incentive Stock Option, may provide that a Grantee may transfer an Award to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may approve prior to any such transfer. No such transfer shall be approved by the Committee unless the transferee agrees in writing, in favor of the Company, that the shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option or transferred pursuant to the lapse of the Forfeiture Restrictions under a Restricted Stock Unit Award shall be held subject to the provisions of the Award Agreement (and, if applicable, the related exercise agreement). No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Award would not be eligible to be registered on Form S-8 promulgated under the Securities Act.

        (g)    Acquisitions and Other Transactions.    The Committee may, from time to time, cause the Company to assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the awards assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of the Plan to such grant.

        (h)    Notice.    If an Award involves an exercise, it may be exercised only by delivery to the Company of a written exercise agreement approved by the Committee (which need not be the same for each Grantee), stating the number of shares of Common Stock being purchased, restrictions imposed on the shares of Common Stock, if any, the method of payment, and such representations and agreements regarding the Grantee's investment intent and access to information and other matters as may be required by the Company to comply with applicable securities laws, or as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Award, together with payment in full of any exercise price for any shares of Common Stock being purchased. Such exercise agreement may be part of an Award Agreement.

        (i)    Withholding Taxes.    The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of Federal, state or local income taxes or other taxes with respect to the grant, exercise or payment of any Award under the Plan, including procedures for a Grantee to have shares of Common Stock withheld from the total number of shares of Common Stock to be issued or purchased upon grant or exercise of an Award. Prior to issuance of any shares of Common Stock, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any Federal, state or local income or other tax withholding obligations of the Company, if applicable.

        (j)    Exercise of Award Following Termination of Continuous Service.

            (i)  An Award may not be exercised after the expiration date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

           (ii)  Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

          (iii)  Any Option designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of an Optionee's Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.

          (iv)  The Committee shall have discretion to determine whether the Continuous Service of a Grantee has terminated and the effective date on which such Continuous Service terminates and whether the Grantee's Continuous Service terminated as a result of the Disability of the Grantee.

        (k)    Limitations on Exercise.

            (i)  The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Award that may be purchased on any exercise of an Award; provided, that such minimum number will not prevent a Grantee from exercising the full number of shares of Common Stock as to which the Award is then exercisable.

           (ii)  The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Award or otherwise make payments hereunder shall be subject to the condition that such exercise and the issuance and delivery of such shares and other actions pursuant thereto comply with the Securities Act, all applicable state securities and other laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

          (iii)  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.

        11.    RESTRICTIONS ON SHARES.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement or in the related exercise agreement (i) a right of first refusal to purchase all shares of Common Stock that a Grantee (or a permitted transferee, if applicable) may propose to transfer to a third party, and/or (ii) a right to repurchase a portion of or all shares of Common Stock held by a Grantee upon the termination of Continuous Service of the Grantee for any reason within a specified time as determined by the Committee at the time of grant at (A) the Grantee's original purchase price, or (B) the Fair Market Value of such shares of Common Stock. Except as expressly provided in the Award Agreement or related exercise agreement for the Award, such right of repurchase and right of first refusal shall otherwise be subject to any applicable provisions of any stockholder agreement or the Bylaws of the Company. The Company will not exercise its right of repurchase and/or its right of first refusal, if any, until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the grant, payment or exercise of the Award unless otherwise specifically provided in the Award Agreement or in the related exercise agreement. The Committee may require that a Grantee must, prior to the grant, payment or exercise of any Award, enter into a stockholder agreement that may impose such restrictions, limitations, and obligations on the Grantee with respect to any shares of Common Stock acquired through the grant, payment or exercise of an Award as it deems necessary or advisable.

        12.    MODIFICATION, EXTENSION, AND RENEWAL OF AWARDS.    The Committee shall have the power to modify, cancel, extend or renew outstanding Awards and to authorize the grant of new Awards in substitution therefor (regardless of whether any such action would be treated as a repricing for financial accounting or other purposes), provided that (except as permitted by Section 14(a)) any such action may not, without the written consent of any Grantee, (i) impair any rights under any Award previously granted to such Grantee, (ii) cause the Award or the Plan to become subject to Section 409A of the Code, or (iii) cause any Award to lose its status as "performance-based compensation" under Section 162(m) of the Code. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

        13.    PRIVILEGES OF STOCK OWNERSHIP.    No Grantee will have any of the rights of a stockholder with respect to any shares of Common Stock subject to an Award, or that may become issuable pursuant to settlement of an Award, until such Award is properly exercised, or if applicable, the Forfeiture Restrictions have lapsed, and the purchased or awarded shares are issued and delivered to the Grantee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery of shares of Common Stock, except as provided in the Plan.

        14.    ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

        (a)    Capital Adjustments.    The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise, target or purchase price of each such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment, and (ii) available for issuance under Sections 5 and 7 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) the value of any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value and applied toward the payment of the exercise price pursuant to Section 8(d) or, if applicable, toward the withholding due under Section 10(i), or (ii) the number of shares of Common Stock issuable under the Award will be rounded down to the nearest whole number, as determined by the Committee; and provided further that the exercise, target or purchase price may not be decreased to below the par value, if any, for the shares of Common Stock as adjusted pursuant to this Section 14(a). Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Notwithstanding the foregoing provisions of this Section 14(a), no adjustment may be made by the Committee with respect to an outstanding Award that would cause such Award and/or the Plan to become subject to Section 409A of the Code.

        (b)    Dissolution or Liquidation.    The Committee shall notify the Grantee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless specifically provided otherwise in an individual Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, to the extent that an Award has not been previously exercised or the Grantee has not otherwise exercised his rights to acquire shares of Common Stock thereunder, or the Company's repurchase rights relating to an Award have not expired, any such Award shall expire and the shares of Common Stock subject to such Award shall be returned to the Company, in each case, immediately prior to consummation of such dissolution or liquidation, and if applicable, such Award shall terminate immediately prior to consummation of such dissolution or liquidation.

        (c)    Change in Control.    Unless specifically provided otherwise with respect to Change in Control events in an individual Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, if, during the term of the Plan or any outstanding Award, a Change in Control occurs, each Award which is at the time outstanding under the Plan shall (i) except as provided otherwise in an individual Award Agreement, automatically become, subject to all other terms of the Award Agreement, fully vested and exercisable or payable, as appropriate, and be released from any repurchase or forfeiture provisions, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Award, (ii) the Forfeiture Restrictions applicable to all outstanding Restricted Stock Unit Awards shall lapse and shares of Common Stock that become issuable pursuant to such Restricted Stock Unit Awards shall be issued and delivered to the Grantees of the Awards free of any Forfeiture Restriction, and (iii) notwithstanding any contrary terms in the Award Agreement, expire on a date at least twenty (20) days after the Committee gives written notice to Grantees specifying the terms and conditions of the acceleration of vesting of their Awards and, if applicable, the remaining period to exercise their Options.

        To the extent that a Grantee exercises an Award before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that Award (subject to the Grantee's satisfaction of the requirements of Section 10(i)), and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control. Upon a Change in Control, the Plan and any unexercised Options outstanding under the Plan shall terminate as of the expiration of the period specified in the notice to be provided in the immediately preceding paragraph.

        15.    STOCKHOLDER APPROVAL.    The Company shall obtain the approval of the amended and restated Plan by the Company's stockholders to the extent required to satisfy Sections 162(m) or 422 of the Code or to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted. No Award in a form other than an Option shall be made hereunder unless and until such stockholder approval of the amended and restated Plan is obtained. No Award that is issued as a result of any increase in the number of shares of Common Stock authorized to be issued under the Plan may be exercised or become payable prior to the time such increase has been approved by the stockholders of the Company, and all such Awards granted pursuant to such increase will similarly terminate if such stockholder approval is not obtained.

        16.    ADMINISTRATION.    The Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company and all persons having an interest in any Award or any shares of Common Stock purchased or other payments received pursuant to an Award. Notwithstanding the authority hereby delegated to the Committee to grant Awards to Employees, Directors and Consultants under the Plan, the Board shall have full authority, subject to the express provisions of the Plan, to grant Awards to Employees, Directors and Consultants under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to the Plan, to determine the terms and provision of Awards granted to Employees, Directors and Consultants under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

        17.    EFFECT OF PLAN.    Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award Agreement or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person's Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person's Continuous Service at any time, with or without cause.

        18.    NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS.    Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        19.    AMENDMENT OR TERMINATION OF PLAN.    The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Award Agreement, exercise agreement, or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and, except to the extent specifically provided otherwise by the Plan or the Award Agreements, such Awards shall otherwise remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an Award Agreement) signed by the Grantee and the Company.

        20.    TERM OF PLAN.    Unless sooner terminated by action of the Board, the Plan shall terminate on the earlier of (i) the tenth (10th) anniversary of June 23, 2006, or (ii) the date on which no shares of Common Stock subject to the Plan remain available to be granted as Awards under the Plan according to its provisions.

        21.    SEVERABILITY AND REFORMATION.    The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

        22.    GOVERNING LAW.    The Plan and all issues or matters relating to the Plan shall be governed by, determined and enforced under, and construed and interpreted in accordance with the laws of the State of Texas.

        23.    INTERPRETIVE MATTERS.    Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term "include" or "including" does not denote or imply any limitation. The term "business day" means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

Annual Meeting of Stockholders

Thursday, May 20, 2010

10:00 a.m. Central Daylight Saving Time

Crowne Plaza Hotel

14315 Midway Road, Addison, Texas 75001

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEELYS, INC. (THE “COMPANY”) FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2010 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints Gary L. Martin and Thomas C. Hansen as proxies (the “Named Proxies”), each with the power to act alone and to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the other side of this proxy card, all shares of common stock of Heelys, Inc. held of record by the undersigned on April 15, 2010, at the Annual Meeting of Stockholders to be held on May 20, 2010, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as designated on the other side. If no choice is specified, this proxy will be voted “FOR” each of the nominees for the Board of Directors listed in Item 1 on the other side, “FOR” the ratification of the appointment of Grant Thornton LLP to serve as Heelys’ independent registered public accounting firm for the fiscal year ended December 31, 2010, and “FOR” the approval of an amendment and restatement of our 2006 Stock Incentive Plan. Also, by signing this proxy, you revoke all prior proxies and authorize the above Named Proxies to vote in their discretion upon such other business as may properly come before the meeting. The Company anticipates that no other business will be conducted at the meeting. The undersigned hereby acknowledges receipt of the proxy statement and notice for the Annual Meeting of Stockholders to be held May 20, 2010.

See reverse for voting instructions.

Please detach here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY.

1.	Election of directors:	01	Jerry R. Edwards	☐	FOR	☐	WITHHOLD authority
		02	Patrick F. Hamner		all nominees		to vote for nominees
		03	Thomas C. Hansen		(except as marked)
		04	Samuel B. Ligon
		05	Gary L. Martin
		06	N Roderick McGeachy III
		07	Ralph T. Parks
		08	Jeffrey G. Peterson

(Instructions: To withhold authority to vote for any indicated nominee(s), mark the “FOR” box above and write the number of the nominee(s) for whom you withhold authority to vote in the box provided to the right.)

2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended 2010:	☐ For	☐ Against	☐ Abstain

3.	Approval of an amendment and restatement of the Company’s 2006 Stock Incentive Plan:	☐ For	☐ Against	☐ Abstain

4.	In their discretion, the Named Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND ITEM 2 AND ITEM 3.

Address Change? Mark Box ☐ Indicate changes below:		Date

Signature(s) of Stockholder

Please sign exactly as your name(s) appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.